As filed with the Securities and Exchange Commission, February __, 2016

Registration No. 333-205679

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IFAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	2390	33-1222494
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Mr. J. Christopher Mizer

Chief Executive Officer

3517 Camino Del Rio South, Suite 407,

San Diego, CA 92108

(619) 537-9998

(Address and telephone number of registrant’s principal offices)

Copies to:

Law Office of Andrew Coldicutt

1220 Rosecrans St., PMB 258

San Diego, CA 92106

Info@ColdicuttLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed offering price per share (2)	Proposed maximum aggregate offering price (4)	Amount of registration fee (3)

Common Stock (1)	10,000,000	(1)	$0.108	$1,080,000	$108.76

Total:	10,000,000			$1,080,000	$108.76

(1)

Represents Common Shares offered by the Selling Stockholder. Includes an indeterminable number of additional Common Shares, pursuant to Rule 416 under the Securities Act that may be issued to prevent dilution from stock splits, stock dividends or similar transaction that could affect the Common Shares to be offered by Selling Stockholder.

In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Equity Line of Credit Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act of 1933, as amended, the registrant will file a new registration statement to register those additional shares.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common stock on the OTC Markets on January 26, 2016, a date within five (5) trading days prior to the date of the filing of this registration statement.

(3)	Registration Fee has been paid via Fedwire.

(4)	Estimated Solely for the purpose of calculating the registration fee pursuant to Rule 457.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Our financial statements have been examined by Kyle L. Tingle and GBH CPAs, PC, and have been prepared in accordance with generally accepted accounting principles and pursuant to Regulation S-X as promulgated by the SEC and are included herein.

The information in this Prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART I – INFORMATION REQUIRED IN PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion dated February __, 2016

IFAN FINANCIAL, INC.

Up To 10,000,000 Shares of Common Stock Offered By Selling Stockholder

The name of our company is IFAN Financial, Inc., and we were incorporated in the State of Nevada on June 11, 2010.

This prospectus relates to the offering and resale of up to 10,000,000 shares of our Common Stock, par value $.001 per share. The Company is registering 10,000,000 shares of common stock, par value $0.001, of IFAN Financial, Inc. (referred to herein as the “Company” “Issuer” “Registrant” or “IFAN”), by SBI Investments, L.L.C. (“SBII”) or any of SBII’s pledgees, assignees or successors-in-interest (each a “Selling Stockholder”) and represents shares that SBII has agreed to purchase if put to it by us pursuant to the terms of the Equity Line of Credit Agreement we entered into with SBII on May 28, 2015. Subject to the terms and conditions of the 2015 Equity Line, we have the right to “Draw Down,” or sell, up to $2,000,000 worth of shares of our common stock to SBII. This arrangement is sometimes referred to as “2015 Equity Line.”

For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder” beginning on page 29. We will not receive any proceeds from the resale of these shares of common stock offered by SBII. We will, however, receive proceeds from the sale of shares directly to SBII pursuant to the 2015 Equity Line. When we put a Draw Down Notice for an amount of shares to SBII, the per share purchase price that SBII will pay to us in respect of such Draw Down Notice will be determined in accordance with a formula set forth in the 2015 Equity Line Agreement. There will be no underwriter’s discounts or commissions so we will receive all of the proceeds of our sale to SBII. The purchase price to be paid by SBII will be equal to 80% of the average of the 3 lowest VWAP of the Common Stock during a respective Draw Down Pricing Period, or (ii) 85 % of the price of the Common Stock on the last Trading Day of the respective Draw Down Pricing Period. We will be entitled to deliver a Draw Down request to SBII on each Draw Down Notice equal to the lesser of (i) $25,000, or (ii) 200% of the average of the dollar volume on the principal trading exchange for our common stock for the 10 trailing trading days preceding the Draw Down Notice Period; provided that the number of shares to be purchased by SBII shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by SBII, would exceed 4.99% of the number of shares of our common stock outstanding. SBII may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices.

SBII is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of our common stock under the 2015 Equity Line. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 30. Our common stock became eligible for trading on the OTC Bulletin Board on October 30, 2013. Our common stock is quoted on the OTC Markets under the symbol “IFAN”. The closing price of our stock on January 26, 2016 was $0.108. You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 11 of this prospectus.

We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Investment in the common stock offered by this prospectus involves a high degree of risk. You may lose your entire investment. Consider carefully the “risk factors” beginning on page 11 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2016

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You should rely only on the information contained in this Prospectus and in any Prospectus Supplement we may file after the date of this Prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our securities.

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ITEM 3. PROSPECTUS SUMMARY

IFAN FINANCIAL, INC.

This summary contains material information about us and the offering which is described in detail elsewhere in the Prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire Prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our Common Stock discussed under “Risk Factors” on page 11, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “IFAN” refer to IFAN Financial, Inc., a Nevada corporation.

Company Overview

The Offering

Common Stock 10,000,000 shares that may be offered by the Selling Stockholder.

Shares Outstanding

Common Stock 89,646,245 shares outstanding as of the date of this prospectus.

Total proceeds

We will not receive any proceeds from the resale or other disposition of the shares covered by this prospectus by the Selling Stockholder. We will receive proceeds from our sale of shares to SBII. SBII has committed to purchase up to $2,000,000 worth of shares of our common stock over a period of time terminating on the earlier of: (i) 18 months from the effective date of the Equity Line of Credit Agreement (the “2015 Equity Line”); or (ii) the date on which SBII has purchased shares of our common stock pursuant to the 2015 Equity Line for an aggregate maximum purchase price of $2,000,000. The purchase price to be paid by SBII will be equal to 80% of the Market Price of the common stock as determined under the 2015 Equity Line. We will be entitled to put a Draw Down Notice to SBII on each Draw Down that equals the lesser of (i) $25,000, or (ii) 200% of the average of the dollar volume based on the trailing 10 Trading Days preceding the first day of the Draw Down Notice that constitutes the Draw Down Pricing Period; provided that the number of shares to be purchased by SBII shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by SBII, would exceed 4.99% of the number of shares of our common stock outstanding.

Our Business

We were incorporated under the laws of the State of Nevada on June 11, 2010.

Our general business strategy is to become a leader in the ever-growing field of mobile payments, IFAN Financial has a unique opportunity to enhance the lives of consumers with a revolutionary platform that offers an instantaneous method for processing transactions at rates that are less than the industry standards. The Platform’s proprietary design decentralizes the consumers’ card information and assures no customer information is ever provided to the merchant. All customers who enter the Platform are able to make purchases through mobile, online, or in-store while being better protected from the threat of card or identity theft at the point of sale. Our security process is triple encrypted, tokenized, and helps significantly reduce the risk of identity theft, fraudulent transactions, and counterfeit chargebacks. All transactions within the Platform are FDIC-insured.

The IFAN Platform has revolutionary functionality in that we have combined on-demand payments, autopay features, proximity services, local and long distance cash transfers, and split-payment capabilities. On the enterprise level, we can ‘white label’ the Platform, bringing the first to market fully optimized mobile solution for merchants with already installed customer bases. We give businesses the ability to create a fully custom mobile, online, and in-store commerce experience based on their customer needs. Our Platform is true integration from front-end to back-end and streamlines the transaction processes and reduces the time it takes merchants to receive funds.

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We currently do have provisional patents on our mobile payment products and services and related products. Please refer to “Description of Our Business.” We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We may not generate revenues even if any of our mobile payment technology is developed into full scale production. Accordingly, we will be dependent on future financings in order to maintain our operations and continue our research and development. Please refer to “Risk Factors.”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The Company’s fiscal year end is August 31st.

Where You Can Find Us

Our principal executive office is located at 3517 Camino Del Rio South, Suite 407, San Diego, CA 92108. The telephone number at our principal executive office is (619) 537-9998.

Our History

The Company was incorporated on June 11, 2010, under the laws of the State of Nevada. The Company is currently a development stage company and, since its formation, it has not realized any revenues from operations. The Company originally intended to develop and distribute an organic clothing line designed for children. All our clothing was going to be made of only natural materials. The Company now intends to commence operations in the electronic transfer of funds using mobile applications.

Since inception we worked toward the introduction and development of our website. We have no revenues, have experienced losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and borrowings to fund operations. In April 2014, the Company had a change in control and abandoned the initial business plan.

On April 25, 2014, J. Christopher Mizer (“Mr. Mizer”) acquired control of Seven Million One Hundred Twenty-Two Thousand Thirty (7,122,030) shares of common stock of the Company, representing approximately 97.1% of the Company’s total issued and outstanding common stock, from Danielle Joan Borrie (“Ms. Borrie”) in accordance with a Stock Purchase Agreement between Ms. Borrie and Mr. Mizer.

On April 28, 2014, Danielle Joan Borrie resigned as the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Treasurer.

On April 28, 2014, Nopporn Sadmai resigned as the Company’s Secretary.

On April 28, 2014, J. Christopher Mizer was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

On April 28, 2014, Steve Scholl was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

On May 8, 2014, the Board of Directors of the Company, with the approval of a majority of its shareholders by written consent, approved the issuance of 600,000 shares of Series A Preferred Stock (as defined and described under Item 3.2) (the “Series A Preferred Stock”) to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl (“Preferred Shareholders”) in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares, representing the ownership of approximately 92.2%, of the Company’s Common Stock. J. Christopher Mizer retained an ownership of 357,143 shares of common stock in the Company after this cancellation.

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Also on May 8, 2014, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”). The Board of Directors authorized the issuance of 900,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on May 8, 2014, include the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

On May 8, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to Eight Hundred Ten Million shares (810,000,000) of which Eight Hundred Million (800,000,000) shall be shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with one million (1,000,000) of such shares being designated as Series A Preferred Stock. The Increase in authorized shares was effective with the Nevada Secretary of State on May 8, 2014, when the Certificate of Amendment was filed. The increase in authorized shares was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on May 8, 2014.

On August 4, 2014, the Directors of the Company, receiving the majority vote of the Company’s Shareholders, approved: (i) a change in the Company name from “Infantly Available, Inc.” to “IFAN Financial, Inc.” and (ii) a 140-for-1 forward stock split of the issued and outstanding shares of common stock of the Company, which shall be payable as a dividend and upon surrender. All amounts in the financial statements have been retroactively restated to reflect this change. On August 5, 2014, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, giving effect to the name change, among other things.

Effective September 3, 2014, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Infantly Available, Inc. to IFAN Financial, Inc.

On June 6, 2014, the Company signed a share exchange agreement (“Agreement”) with Mobicash America, Inc. D/B/A Quidme, a company incorporated under the laws of the State of California (“Quidme”), and the shareholders of Quidme (the “Selling Shareholders”) pursuant to a share exchange agreement by and among the Company, Quidme and the Selling Shareholders. The Company was to acquire 100% of the issued and outstanding securities of Quidme in exchange for the issuance of 43,000,000 shares of IFAN common stock, par value $0.001 per share. The Company also agreed to fund $500,000 over the next six months to support the continued development and commercialization of Quidme’s technology. As a result of the Agreement the Selling Shareholders would receive up to 35% of the Company’s currently issued and outstanding shares of common stock. Upon completion of the Agreement, Quidme would become the wholly-owned subsidiary and the Company would acquire the business and operations of Quidme. Further, on the closing date of the Agreement, Christopher Menya, would also be appointed the Chief Technology Officer and a Director of IFAN and as President of the Quidme operating subsidiary, and John C. De Puy would be appointed as a Director of Quidme. The Agreement was to be completed contingent on the successful financial audit of Mobicash America, Inc.

On October 3, 2014, we received the August 31, 2013, audited financial statements of Mobicash America, Inc., and we closed the share exchange by acquiring Mobicash America, Inc. and through an amended Share Exchange Agreement (the “Amended Agreement”) we issued the 61,858 shares of Series A preferred stock to the shareholders of Mobicash America, Inc., d/b/a Quidme.

On April 3, 2015, Christopher Menya resigned as the Company’s Chief Technical Officer and as a Director.

On April 8, 2015, John De Puy was appointed as a member of the Company’s Board of Directors.

Our principal executive office is located at 3517 Camino Del Rio South, Suite 407. The telephone number at our principal executive office is (619) 537-9998. Our fiscal year end is August 31.

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We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As a result of the closing of the share exchange agreement with Mobicash America, Inc., Mobicash America, Inc. has become our wholly owned subsidiary and we now carry on the business of developing, producing, marketing and selling mobile electronic payment systems. Our company is in the development stage and has generated no revenues to date.

The Equity Line of Credit Agreement

On May 28, 2015, The Company and SBII entered into an Eighteen Month (18) Equity Line of Credit Agreement (the “2015 Equity Line of Credit”). The Company pledged 11,000,000 restricted Common Shares to an affiliate of SBII in satisfaction of a $550,000 commitment fee due under the 2015 Equity Line of Credit. Unless earlier terminated in accordance with its terms, the 2015 Equity Line of Credit shall terminate automatically on the earlier of (i) the first day of the month following the 18-month anniversary of the “Effective Date” (as hereinafter defined), or (ii) the date on which SBII shall have made payment of Advances pursuant to the 2015 Equity Line of Credit in the aggregate amount of $2,000,000.

Pursuant to the terms of the 2015 Equity Line of Credit, The Company may in its sole discretion, and upon giving written notice to SBII (an “Advance Notice”), periodically sell Common Shares to SBII (“Shares”) at a per Share price (“Purchase Price”) equal to 80% of the average of the 3 lowest daily volume weighted average price (the “VWAP”) of the Common Stock during a respective Draw Down Pricing Period, or (ii) 85 % of the price of the Common Stock on the last Trading Day of the respective Draw Down Pricing Period for a Common Share as quoted by Bloomberg, L.P. (as such term is defined in the 2015 Equity Line of Credit) following the delivery by the Company of a Draw Down Notice, (the “Draw Down Pricing Period”).

The Company is not obligated to sell any Shares to SBII but may, over the term of the 2015 Equity Line of Credit and in its sole discretion, sell to SBII that number of Shares valued at the Purchase Price from time to time in effect that equals up to two million dollars ($2,000,000) in the aggregate. SBII is obligated under the 2015 Equity Line of Credit to purchase such Shares from The Company subject to certain conditions including: (i) The Company filing a registration statement with the SEC to register the resale by SBII of the Shares sold to SBII under the 2015 Equity Line of Credit (“Registration Statement”), (ii) the SEC declaring such Registration Statement effective (the date of such declaration by the SEC being the “Effective Date”), (iii) periodic sales of Shares to SBII must be separated by a time period of at least two Trading Days (“Trading Cushion”), and (iv) the dollar value of any individual periodic sale of Shares designated by the Company in any Draw Down Notice may not exceed the lesser of (a) $25,000, or (b) 200% of the average Daily volume based on the trailing 10 Trading Days preceding the first day of the Draw Down Notice Period. Daily volume is the product obtained by multiplying the number representing the daily trading volume of Common Shares for such Trading Day by the VWAP for a Common Share on such Trading Day.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFERING

Terms Of The Offering

As of the date of this prospectus, The Company has 89,646,245 shares of Common Stock issued and outstanding. There is no arrangement to address the possible effect of the Offering on the price of the stock.

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In connection with the Company’s selling efforts in the Offering, Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, are not, nor have they been within the past 12 months, a broker or dealer, and they have not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy and Mr. Jason Aplin, have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

There is no guarantee the Company will be able to sell the shares being offered in this prospectus. If it is unable to sell enough shares to complete its plan of operations, the business could fail.

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered by the Selling Stockholder:	Up to 10,000,000 shares of common stock, par value $0.001, being registered on behalf of SBII (maximum offering)

Offering Period:	Until all shares are sold by SBII or until 18 months from the date that the registration statement becomes effective, whichever comes first.

Risk Factors:	The Securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors.”

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by SBII. However, we will receive proceeds from the sale of our common stock under the Equity Line of Credit Agreement. The proceeds will be used for working capital, asset acquisition, and general corporate purposes. See “Use of Proceeds.”

Number of Shares Outstanding Before the Offering	89,646,245

Number of Shares Outstanding After the Offering:	Up to 99,646,245, if all the shares are sold.

Registration Costs:	Management estimates the total offering registration costs to be $35,000.

The Company’s officers, directors and control persons do not intend to purchase any shares in this offering.

This offering relates to the resale of up to 10,000,000 shares of our common stock by SBII.

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There are substantial risks to investors as a result of the issuance of shares of our common stock under the 2015 Equity Line. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

In order to fund a notice for funding pursuant to the 2015 Equity Line (a “Drawdown Notice”), SBII will periodically purchase our common stock under the 2015 Equity Line and will, in turn, sell such shares to investors in the market at the market price on a best efforts basis, subject to certain conditions. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to SBII to raise the same amount of funds, as our stock price declines.

Disclosure showing shares issuable if market stock price drops 25%, 50% and 75%

	100% of	25% Decrease	50% Decrease	75% Decrease
	Stock	in Stock Price	in Stock Price	in Stock Price
Drawdown Amount Required	Price (1)	(1)	(1)	(1)

Total No. of Shares Required to Raise $2,000,000(1)	20,000,000	26,666,666	40,000,000	80,000,000

(1) Based on a price of $0.125 per share.

Based on the above chart, the sale of stock under the first drawdown is limited to 250,000 shares of common stock. This results in significantly less capital than the $2,000,000 capital commitment, per the Equity Line of Credit Agreement. There are no assurances that the price of common stock will appreciate, depreciate, or remain at the same price as a result of stock sales under this Agreement, however, if there is a 25% to 75% decline in stock value pricing, IFAN may see between 2% to 8% of the overall 2015 Equity Line amount of $2,000,000 with overall subsequent drawdowns over the eighteen (18) month period of the Agreement’s term.

The Company understands and acknowledges that the number of shares issuable upon purchases pursuant to this 2015 Equity Line will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Draw Down Pricing Period. The Company’s executive officers and directors have studied and fully understand the nature of the transactions contemplated by this 2015 Equity Line and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the 2015 Equity Line, its obligation to issue shares upon purchases pursuant to this 2015 Equity Line is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Jumpstart Our Business Startups Act:

The Company is a development stage, company and qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any February 28 before that time, we would cease to be an emerging growth company as of the following August 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth company the following fiscal year, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1). This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes for the year ended August 31, 2015 and for the period ended November 30, 2015, included on Page F-1 in this prospectus.

Working Capital

	November 30, 2015	August 31, 2015
	$	$
Current Assets	90,381	146,607
Current Liabilities	2,188,958	1,447,015
Working Capital Deficit	(2,098,577)	(1,300,408)

Statement of Operations

Year Ended August 31, 2015
($)
Revenues	-
Cost of Revenues	-
Total Operating Expenses	2,349,490
Net Loss	2,376,138

We recently commenced our operations and are currently have no revenue. Our working capital deficit for the year ended August 31, 2015, was $1,300,408. We anticipate that we will continue to incur net losses from our operations for the foreseeable future.

Risk Associated With Our Business

Corporate Background

IFAN Financial, Inc. is a development stage company that formed in the State of Nevada on June 11, 2010. We are a development stage company engaged in providing a ubiquitous mobile payment solution that utilizes the text messaging function of any mobile phone as well as providing a secure e-payment solution. This unique feature allows us to operate on any phone, any network, with or without data coverage. Significantly, this radically expands the available market for mobile payments from the roughly fifty-six percent of Americans who own smart phones to the almost ninety percent of Americans (over 270 million people) using any type of mobile phone, allowing them to pay bills, purchase goods and services, or simply to send money to friends and relatives, locally and internationally, using simple text messages.

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The accompanying financial statements have been prepared assuming IFAN will continue as a going concern. As discussed in Note 1 to the financial statements, IFAN has not generated any cash flow from operations and has accumulated losses since inception. These factors raise substantial doubt about IFAN’s ability to continue as a going concern. IFAN is in the development stage and to date has not generated any revenue. As a development stage company, management devotes most of its activities to the development and marketing of the Company’s e-commerce payment technologies and products. The financial statements have been prepared on a going concern basis, which implies that IFAN will continue to realize its assets and discharge its liabilities in the normal course of business. IFAN is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future. There is no guarantee that IFAN will be able to raise any equity financing or generate profitable operations. As of August 31, 2015, IFAN has accumulated losses of $2,459,989. These factors raise substantial doubt regarding IFAN’s ability to continue as a going concern.

RISK FACTORS

The following risk factors should be considered carefully in addition to the other information contained in this report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” as well as other sections in this report, discuss some of the factors that could contribute to these differences.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this Registration Statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations and, for the year ended August 31, 2015, we have incurred a net loss of $2,376,138. Our current business operations began in 2014, and have resulted in net losses in each year. Our profitability will require sales of our services and increased awareness of our brand. We may not be able to ever become profitable.

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There is doubt about our ability to continue as a going concern due to recurring losses from operations, accumulated deficit and insufficient cash resources to meet our business objectives, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended August 31, 2015 with respect to their doubt about our ability to continue as a going concern. As discussed in Note 3 to our financial statements for the year ended August 31, 2015, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

Our operating results may fluctuate in the future, which could cause our stock price to decline.

Our quarterly and annual results of operations may fluctuate in the future as a result of a variety of factors, many of which are outside of our control. If our results of operations fall below the expectations of investors or any securities analysts who follow our common stock, the trading price of our common stock could decline substantially. Fluctuations in our quarterly or annual results of operations might result from a number of factors, including, but not limited to:

●	the timing and volume of purchases, use and reloads of our prepaid cards and related products and services;

●	the timing and success of new product or service introductions by us or our competitors;

●	seasonality in the purchase or use of our products and services;

●	reductions in the level of interchange rates that can be charged;

●	fluctuations in customer retention rates;

●	changes in the mix of products and services that we sell;

●	changes in the mix of retail distributors through which we sell our products and services;

●	the timing of commencement of new product development and initiatives that cause us to expand into new distribution channels, and the timing of costs of existing product roll-outs to new retail distributors and the length of time we must invest in those new products, channels or retail distributors before they generate material operating revenues;

●	our ability to obtain timely regulatory approval for strategic initiatives;

●	changes in our or our competitors’ pricing policies or sales terms;

●	significant changes in our risk policies and controls;

●	the timing of costs related to fraud losses;

●	the timing of commencement and termination of major advertising campaigns;

●	the timing of costs related to the development or acquisition of complementary businesses;

●	the timing of costs of any major litigation to which we are a party;

●	the amount and timing of capital expenditures and operating costs related to the maintenance and expansion of our business, operations and infrastructure, including our investments in a processing solution to eventually replace our current processing services provider;

●	accounting charges related to impairment of capitalized internal-use software, intangible assets and goodwill;

●	our ability to control costs, including third-party service provider costs and sales and marketing expenses in an increasingly competitive market;

●	changes in the political or regulatory environment affecting the banking or electronic payments industries generally or prepaid financial services specifically.

Our inability to complete our future research and development and engineering projects in a timely manner could have a material adverse effect of our results of operations, financial condition and cash flows.

If our research and development projects are not completed in a timely fashion we could experience:

●	substantial additional cost to obtain a marketable product;

●	additional competition resulting from competitors in the electronic payment industry, and;

●	delay in obtaining future inflow of cash from financing or partnership activities.

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We could face intense competition, which could result in lower revenues and higher research and development expenditures and could adversely affect our results of operations.

Unless we keep pace with changing technologies, we could lose customers and fail to win new customers. In order to compete effectively in the electronic payment industry, we must continually design, develop and market new and enhanced technologies. Our future success will depend, in part, upon our ability to address the changing and sophisticated needs of the marketplace.

The market for our technology and products is still developing and if the industry adopts test criteria that are different from our internal test criteria our competitive position would be negatively affected. Additionally, governments could institute laws which negatively affect our competitive position. Our plan to pursue sales in international markets may be limited by risks related to conditions in such markets.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon third party manufacturers, and distribution partners to sell our products, and we may be adversely affected if those parties do not actively promote our products. Further, if our products are not timely delivered or do not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We must attract and maintain key personnel or our business may fail.

Success depends on the acquisition of key personnel. We will have to compete with other companies both within and outside the electronic payment industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, this could have a material adverse effect on our business and financial condition.

Even after entering into the 2015 Equity Line of Credit, we lack capital.

Even with the 2015 Equity Line of Credit, we will require additional funds to sustain our operations as presently contemplated. There can be no guaranty that such additional funds will be available in the future. If we are unable to obtain additional financing as required, or if its terms are too costly, we may be forced to curtail the expansion of our operations until such time as alternative financing may be arranged which could have a materially adverse impact on our operations and our shareholders’ investments.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to continue development of our planned products to meet market evolution, and execute our business plan, generally. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

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A data security breach could expose us to liability and protracted and costly litigation, and could adversely affect our reputation and operating revenues.

We and our future retail distributors, network acceptance members, third-party processors and the merchants that accept our cards receive, transmit and store confidential customer and other information in connection with the sale and use of our prepaid financial services. Our encryption software and the other technologies we will use to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of our security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Our future retail distributors, network acceptance members, third-party processors and the merchants that accept our cards also may experience similar security breaches involving the receipt, transmission and storage of our confidential customer and other information. Improper access to our or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information.

A data security breach of the systems on which sensitive cardholder data and account information are stored could lead to fraudulent activity involving our products and services, reputational damage and claims or regulatory actions against us. If we are sued in connection with any data security breach, we could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, we might be forced to pay damages and/or change our business practices or pricing structure, any of which could have a material adverse effect on our operating revenues and profitability. We would also likely have to pay (or indemnify the banks that issue our cards for) fines, penalties and/or other assessments imposed by credit card companies as a result of any data security breach. Further, a significant data security breach could lead to additional regulation, which could impose new and costly compliance obligations. In addition, a data security breach at one of our potential third-party banks that issue our cards or at our potential retail distributors, network acceptance members or third-party processors could result in significant reputational harm to us and cause the use and acceptance of our cards to decline, either of which could have a significant adverse impact on our operating revenues and future growth prospects. Moreover, it may require substantial financial resources to address and remediate any such breach, which could have a significant adverse impact on our operating results.

Fraudulent and other illegal activity involving our products and services could lead to reputational damage to us, reduce the use and acceptance of our cards and reload network, and may adversely affect our financial position and results of operations.

Criminals are using increasingly sophisticated methods to engage in illegal activities involving prepaid cards, reload products or cardholder information. These activities often include malicious social engineering schemes, where people are asked to provide a prepaid card or reload product in order to obtain a loan or purchase goods or services. Illegal activities may also include fraudulent payment or refund schemes and identity theft. We will rely upon third parties for some transaction processing services, which subjects us and our cardholders to risks related to the vulnerabilities of those third parties. A single significant incident of fraud, or increases in the overall level of fraud, involving our cards and other products and services, could result in reputational damage to us, which could reduce the use and acceptance of our cards and other products and services, cause retail distributors or network acceptance members to cease doing business with us or lead to greater regulation that would increase our compliance costs. Fraudulent activity could also result in the imposition of regulatory sanctions, including significant monetary fines, which could adversely affect our business, operating results and financial condition. Furthermore, we have accelerated the implementation of risk control mechanisms that have made it more difficult for all customers, including legitimate customers, to obtain and use our products and services. We believe it is likely that our risk control mechanisms will continue to adversely affect our new card activations from legitimate customers for the foreseeable future and that our operating revenues, excluding stock-based retailer incentive compensation, will be negatively impacted as a result.

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We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have not achieved revenues and have limited significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history and must be considered in the development stage. Our success is significantly dependent on the successful research and development of our planned products, which cannot be guaranteed. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to complete the research and development of our products and operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we are not able to adequately protect our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our commercial success may depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our technologies and product candidates as well as successfully defending third-party challenges to such technologies and candidates. We will be able to protect our technologies and product candidates from use by third parties only to the extent that valid and enforceable patents, trade secrets or regulatory protection cover them and we have exclusive rights to use them. The ability of our licensors, collaborators and suppliers to maintain their patent rights against third-party challenges to their validity, scope or enforceability will also play an important role in determining our future.

The copyright and patent positions of technology related companies can be highly uncertain and involve complex legal and factual questions that include unresolved principles and issues. No consistent policy regarding the breadth of claims allowed regarding such companies’ patents has emerged to date in the United States, and the patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict with any certainty the range of claims that may be allowed or enforced concerning our patents.

We may also rely on trade secrets to protect our technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, through confidentiality agreements with our consultants and scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. Enforcing a claim against a third party related to the illegal acquisition and use of trade secrets can be expensive and time consuming, and the outcome is often unpredictable. If we are not able to maintain patent or trade secret protection on our technologies and product candidates, then we may not be able to exclude competitors from developing or marketing competing products, and we may not be able to operate profitability.

If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation and demands for licenses in our industry regarding patent and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that we might infringe with our products or other activities, and our competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated into our products. If any of our competitor’s copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively.

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We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We have registered various trademarks in the United States. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products and services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

We may become involved in future litigation, which may result in substantial expense and may divert our attention from the implementation of our business strategy.

We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

In addition, third parties who claim that our products infringe the intellectual property rights of others may sue us. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a material adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to:

●	cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;

●	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

●	redesign our products, which would be costly and time-consuming.

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Any future litigation against us could be costly and time-consuming to defend and could have a material adverse effect on our business, financial condition and results of operations.

We may become subject, from time to time, to legal proceedings and claims that arise in the ordinary course of business such as claims brought by our customers in connection with commercial disputes or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, overall financial condition, and operating results. We generally intend to defend ourselves vigorously; however, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, thereby reducing our operating results and leading analysts or potential investors to reduce their expectations of our performance, which could reduce the trading price of our stock. Additionally, certain litigation or the resolution of certain litigation may affect the availability or cost of some of our potential insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured and adversely impact our ability to attract officers and directors.

Our success is dependent upon our marketing efforts.

We have limited experience in marketing mobile payment systems and limited financial, personnel and other resources to undertake extensive marketing activities. If we are unable to generate significant market awareness for our products and our brands our operations may not generate sufficient revenues for us to execute our business plan, generate revenues and achieve profitable operations.

We will rely, in part, on the efforts of our independent sales distributors and outside networks to augment our internal sales efforts and distribute our product to wholesalers and or retailers to generate revenues. Any change in distributors or our ability to timely replace any given distributor would have a material adverse effect on our business, prospects, financial condition and results of operations.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other companies.

Our directors Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. John De Puy, and Mr. Jason Aplin are also directors of other companies (including industry related companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors’ conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other related companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors’ other companies for which the directors may deem the projects to have a greater benefit. Currently Mr. Mizer and Mr. Scholl spend approximately 40 hours per week working on our Company.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of Mr. J. Christopher Mizer, our President and Chief Executive Officer, and a Director and Mr. Steve Scholl our Chief Financial Officer, Treasurer and a Director of the Company. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

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Our future success may be dependent upon our obtaining licenses and intellectual property rights and know-how and protecting these rights.

The key assets of the Company will be in its know-how and the expertise, capabilities and relationships brought to the Company by its management team. The Company may also research the obtaining of additional licenses and intellectual property rights of its mobile payment platform and process and technology in the future. The Company will continue to develop its intellectual property portfolio and licensing rights. As the business progresses, the Company plans to continually build out its portfolio of owned and licensed intellectual property, and take all appropriate steps to protect these rights. No assurances can be given that the Company will be successful in building out its portfolio of owned and licensed intellectual property and in protecting these rights.

RISKS RELATING TO OUR COMMON STOCK

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

●	variations in our operating results;

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

The price of our common stock is subjected to volatility.

The market for IFAN’s common stock is highly volatile. The trading price of IFAN’s common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, and general economic and market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to their markets or relating to IFAN could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of IFAN’s stock price may cause investment losses for their shareholders. If securities class action litigation is brought against IFAN, such litigation could result in substantial costs while diverting management’s attention and resources.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. The trading volume of our common shares may be sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at a certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

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The market price for our common stock may become volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we will need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible into or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional shares of capital stock for any of these reasons or pursuant to the exercise of Warrants may dilute the ownership of our current shareholders.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any February 28.

There are substantial risks associated with the 2015 Equity Line of Credit with SBII which could contribute to the decline of the price of our Common Shares and have a dilutive impact on our existing stockholders.

In order to obtain needed capital, we entered into the 2015 Equity Line of Credit with SBII. The sale of our Common Shares pursuant to the 2015 Equity Line of Credit will have a dilutive impact on our stockholders. We believe SBII intends to promptly re-sell the Common Shares that we sell to it under the 2015 Equity Line of Credit. Such resales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to SBII under the 2015 Equity Line of Credit may, to the extent of any such decline, require us to issue a greater number of Common Shares to SBII in exchange for each dollar of such subsequent sale. Under these circumstances our existing stockholders would experience greater dilution (See: “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). The sale of Common Shares under the 2015 Equity Line of Credit could encourage short sales by third parties which could contribute to the further decline of the price of our Common Stock.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

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We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 800,000,000 shares of common stock, of which 89,646,245 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our Common Stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Voting control of our Common Stock is possessed by Mr. J. Christopher Mizer. This concentration of ownership could discourage or prevent a potential takeover of IFAN Financial, Inc., that might otherwise result in your receiving a premium over the market price for your Common Stock.

The voting control of our Common Stock is possessed by Mr. J. Christopher Mizer, our President, Chief Executive Officer and a Director, who was issued 600,000 shares of our Preferred Stock Holders of our Common Stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Mr. J. Christopher Mizer has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your Common Stock.

Sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

A large portion of the currently outstanding shares of our Common Stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common Stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTCBB or OTC Markets (if and when listed thereon) is not an ‘‘automated quotation system’’ and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB or the OTC Markets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

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RISKS RELATED TO THE EQUITY LINE OF CREDIT

SBII will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Equity Line of Credit Agreement will be purchased at a twenty percent (20%) discount or 80% of the of the average of the 3 lowest vwap of the common stock during a respective Draw Down Pricing Period, or 85% of the price of the common stock on the last trading day of the respective Draw Down Pricing Period.

SBII has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If SBII sells our shares, the price of our common stock may decrease. If our stock price decreases, SBII may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

We are registering an aggregate of 10,000,000 shares of common stock to be issued under the equity line of credit. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 10,000,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the equity line of credit. The sale of these shares into the public market by SBII could depress the market price of our common stock.

We may not have access to the full amount under the equity line of credit.

For the three consecutive trading days prior to January 26, 2016 the closing price of our common stock averaged $0.108. There is no assurance that the market price of our common stock will increase or remain the same substantially in the near future. The entire commitment under the equity line of credit is $2,000,000. The aggregate number of shares of common stock necessary to raise the entire $2,000,000 at $0.10 per share is 20,000,000. We may not have access to the remaining commitment under the equity line of credit unless the market price of our common stock increases or remains stable. Quantitatively, the Company may expect to receive approximately 10% of the full line of credit, resulting in a total drawdown of $200,000. The Company’s executive officers and directors fully recognize that the Company may not provide them access to the full line of credit.

770,782,264 shares of our common stock (excluding 961,858 shares of preferred stock) remain available for issuance.

Our common stock price may decline by our draw on our equity line of credit.

Effective May 28, 2015, we entered into the 2015 Equity Line with SBII. Pursuant to the 2015 Equity Line, when we deem it necessary, we may raise capital through the private sale of our common stock to SBII at a price equal to 80% of lowest traded price during the applicable pricing period. Because this price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The Drawdown Agreement provides that the number of shares sold pursuant to each Notice plus the shares held by SBII at that time shall not exceed 4.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity. Analysis shows that we are not able to make an initial drawdown at current market prices. If our share price is $0.125 a drawdown request will result in a drawdown of 250,000 shares of stock resulting in $25,000 of actual available funds. While the Company cannot predict a quantitative risk factor in specific numbers, it can quantify its initial drawdown expectation.

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We may draw on our equity line of credit to the extent that a change of control occurs.

The Company may continue to make drawdown requests while the Selling Stockholder holds shares of common stock or sells shares to a specific party, thereby causing such purchasing party to gain control of the Company. This could jeopardize the execution of the Company’s business plan and may disrupt operations. The Company does not anticipate making drawdown requests under this scenario.

Future issuances of common shares may be adversely affected by the 2015 Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the 2015 Equity Line, or sales by our existing stockholders, of common stock, or the perception that these issuances and sales could occur. Sales by our stockholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by SBII will depress the market price of our common stock.

Draw Downs under the 2015 Equity Line may cause dilution to existing shareholders.

SBII has committed to purchase up to $2,000,000 worth of shares of our common stock. From time to time during the term of the 2015 Equity Line, and at our sole discretion, we may present SBII with a Draw Down Notice requiring SBII to purchase shares of our common stock. The purchase price to be paid by SBII will be 80% of the Market Price of our common stock. We will be entitled to put to SBII on each Draw Down Notice date such number of shares of common stock as equals the lesser of (i) $25,000 or, (ii) 200% of the average daily volume based on the trailing 10 Trading Days preceding the first day of the Draw Down Notice Period; provided that the number of shares to be purchased by SBII shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by SBII, would exceed 4.99% of the number of shares of our common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by SBII. The issue and sale of the shares under the 2015 Equity Line may also have an adverse effect on the market price of the common shares. SBII may resell some, if not all, of the shares that we issue to it under the 2015 Equity Line and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to SBII in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by SBII, and because our existing stockholders may disagree with a decision to sell shares to SBII at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the 2015 Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. There is no guarantee that we will satisfy the conditions to the 2015 Equity Line. Although the 2015 Equity Line provides that we can require SBII to purchase, at our discretion, up to $2,000,000 worth of shares of our common stock in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable for each put. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to SBII. There is no guarantee that we will be able to fully utilize the 2015 Equity Line.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute “forward-looking statements.” These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “intends,” “believes,” “anticipates,” “expects,” “estimates,” “may,” “will,” “might,” “outlook,” “could,” “would,” “pursue,” “target,” “project,” “plan,” “seek,” “should,” “assume,” or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

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●	trends affecting the Company’s financial condition, results of operations or future prospects

●	the Company’s business and growth strategies

●	the Company’s financing plans and forecasts

●	the factors that management expects to contribute to its success and the Company’s ability to be successful in the future

●	the Company’s business model and strategy for realizing positive results when sales begin

●	competition, including the Company’s ability to respond to such competition and its expectations regarding continued competition in the market in which the Company competes;

●	expenses

●	the Company’s expectations with respect to continued disruptions in the global capital markets and reduced levels of consumer spending and the impact of these trends on its financial results

●	the Company’s ability to meet its projected operating expenditures and the costs associated with development of new projects

●	the Company’s ability to pay dividends or to pay any specific rate of dividends, if declared

●	the impact of new accounting pronouncements on its financial statements

●	that the Company’s cash flows from operating activities will be sufficient to meet its projected operating expenditures for the next twelve months

●	the Company’s market risk exposure and efforts to minimize risk

●	development opportunities and its ability to successfully take advantage of such opportunities

●	regulations, including anticipated taxes, tax credits or tax refunds expected

●	the outcome of various tax audits and assessments, including appeals thereof, timing of resolution of such audits, the Company’s estimates as to the amount of taxes that will ultimately be owed and the impact of these audits on the Company’s financial statements

●	the Company’s overall outlook including all statements under Management’s Discussion and Analysis or Plan of Operation

●	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results, and

●	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

●	the Company’s inability to raise additional funds to support operations if required

●	the Company’s inability to effectively manage its growth

●	the Company’s inability to achieve greater and broader market acceptance in existing and new market segments

●	the Company’s inability to successfully compete against existing and future competitors

●	the effects of intense competition that exists in the industry

●	the effects of an economic downturn and its effect on consumer spending

●	the risk that negative industry or economic trends, reduced estimates of future cash flows, disruptions to the Company’s business or lack of growth in the business, may result in significant write-downs or impairments in future periods

●	the effects of events adversely impacting the economy or the effects of the current economic recession, war, terrorist or similar activity or disasters

●	financial community perceptions of the Company and the effect of economic, credit and capital market conditions on the economy and,

●	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the “Risk Factors” described herein.

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ITEM 4. USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling security holder pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the Selling Stockholder.

However, the Company anticipates receiving up to $2,000,000 gross proceeds pursuant to the 2015 Equity Line with SBII. The maximum amount we can receive is dependent on the price of our common stock, and could be less than $2,000,000. We chose an equity line of $2,000,000 as we require large sums of financing for our staged growth, which will be obtained either through debt financing, or equity financing.

For illustrative purposes, we’ve set forth below how we plan to use such proceeds in the event we receive $2,000,000, $1,000,000, $500,000 or $100,000 from this offering:

Offering Proceeds:	$2,000,000	$1,000,000	$500,000	$100,000

Building and Testing E-Commerce Applications	$125,000	$125,000	$75,000	$25,000

Website	$5,000	$5,000	$5,000	$5,000

Patents	$15,000	$15,000	$10,000	$-

Marketing	$1,205,000	$365,000	$160,000	$20,000

Future Products (Card Reader; QR Code Reader)	$350,000	$250,000	$100,000	$50,000

General and Corporate Expenses	$300,000	$240,000	$150,000	$-

Totals	$2,000,000	$1,000,000	$500,000	$100,000

If the Company receives less than $2,000,000, the priority of funds will be as follows: first priority will be to cover building and testing of our e-commerce applications, which we anticipate to be a minimum of $100,000 for the next twelve-month period. Funds raised over $100,000 will be used between general and corporate expenses, website, protecting our patents, marketing, and support in the ordinary course of the Company’s business.

The aggregate amounts of $2,000,000, $1,000,000, $500,000 and $100,000 listed above assume that SBII is able to sell the shares of common stock it receives in each drawdown and therefore, the maximum advance amount of 4.99% of the issued and outstanding shares is never met or exceeded.

Based on the current number of issued and outstanding shares, which was 89,646,245 as of January 20, 2016, and our current share price we would not be able to make an initial drawdown. At a market price of $0.125 the maximum advance amount of shares would be 250,000. This number does not factor in the aggregate common shares post advance. With the closing price of the common stock on the OTC Markets, on January 26, 2016, being $0.108, the maximum advance amount would result in the Company receiving $25,000.

We have agreed to bear the certain expenses relating to the registration of the shares for the selling security holder. We anticipate receiving proceeds from any “Draw Down Notices” tendered to SBII under the 2015 Equity Line. Such proceeds from the 2015 Equity Line are intended to be used approximately as follows: to fund our mobile payment applications, research and development, marketing, advertising, distribution efforts, technology development, product line expansion and enhancement and working capital needs.

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If the Company requires additional funding, it will seek such funds from friends, family, and business acquaintances of the officers and directors in order to continue operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on acceptable terms since the Company has not received any firm commitments or indications of interest from the friends, family members, or business acquaintances of the officers and directors regarding potential investments in the Company.

ITEM 5. DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to SBII under the 2015 Equity Line will equal 80% of the Market Price of our common stock on the date the purchase price is calculated. To the extent that the disparity between the offering price and market price of the common stock is material, such disparity was determined by us to be fair in consideration of SBII establishing a line of credit to facilitate our ongoing operations.

Equity Purchase Agreement

We entered into the Equity Line of Credit Agreement (“2015 Equity Line”) with SBII on May 28, 2015. Pursuant to the 2015 Equity Line2, SBII committed to purchase up to $2,000,000 worth of our common stock, over a period of time terminating on the earlier of: (i) 18 months from the date of the agreement; (ii) the date on which SBII has purchase shares of our common stock pursuant to the 2015 Equity Line for an aggregate maximum purchase price of $2,000,000. We may draw on this facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the 2015 Equity Line. The purchase price to be paid by SBII will be 80% of the Market Price of our common stock. We will be entitled to put a Draw Down Notice to SBII after the Initial Closing conditions as set forth in the 2015 Equity Line have been satisfied, and that each Draw Down that equals the lesser of (i) $25,000, or (ii) 200% of the average of the dollar volume based on the trailing 10 Trading Days preceding the first day of the Draw Down Notice that constitutes the Draw Down Pricing Period; provided that the number of shares to be purchased by SBII shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by SBII, would exceed 4.99% of the number of shares of our common stock outstanding. The 2015 Equity Line provides for payment to us of the price for the shares delivered to SBII within one business day of electronic delivery of the shares. There are draw down restrictions applied on days between the Draw Down Notice date and the funding date with respect to that particular Draw Down Notice. During such time, we are not entitled to deliver another Draw Down Notice. There are circumstances under which we will not be entitled to issue a Draw Down Notice of shares to SBII, including the following:

–	we will not be entitled to issue a Draw Down Notice to SBII unless there is an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to cover the resale of the shares by SBII;

–	we will not be entitled to issue a Draw Down Notice to SBII unless our common stock is current in its SEC filing requirements and continues to be quoted on the OTC Markets and has not been suspended from trading;

–	we will not be entitled to issue a Draw Down Notice to SBII if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to SBII;

–	we will not be entitled to issue a Draw Down Notice to SBII if during the Draw Down Pricing Period through the Settlement Date, the Common Stock has a price of less than $0.10 per share as quoted on the relevant trading market;

–	we will not be entitled to issue a Draw Down Notice to SBII if we have not complied with our obligations and are otherwise in breach of or in default under, the 2015 Equity Line, our registration rights agreement with SBII (the “Registration Rights Agreement”) or any other agreement executed in connection therewith with SBII; and,

–	we will not be entitled to issue a Draw Down Notice to SBII to the extent that such shares would cause SBII’s beneficial ownership to exceed 4.99% of our outstanding shares.

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The 2015 Equity Line further provides that SBII is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any material misrepresentation, breach of warranty or non-fulfillment of or a failure to perform any material covenant or agreement contained in the 2015 Equity Line. The 2015 Equity Line also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the 2015 Equity Line and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the 2015 Equity Line. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

ITEM 6. DILUTION

Under the 2015 Equity Line, the purchase price of the shares to be sold to SBII will be at a price equal to 80% of the Market Price of our common stock. The table below illustrates an issuance of shares of common stock to SBII under the 2015 Equity Line of Credit for a hypothetical draw down amount of $25,000 at an assumed Market Price of $0.15.

Draw Down Amount	Price to be Paid by SBII	Number of Shares to be Issued
$25,000	$0.12	208,333

By comparison, if the Market Price of our common stock was $0.10, the number of shares that we would be required to issue in order to have the same draw down amount of $25,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be Paid by SBII	Number of Shares to be Issued
$25,000	$0.08	312,500

Accordingly, there would be dilution of an additional 104,167 shares issued due to the lower stock price of $0.10 per share. In effect, if we are interested in receiving a fixed funding amount, a lower price per share of our common stock means a higher number of shares to be issued to SBII in order to receive that fixed funding amount, which equates to greater dilution of existing stockholders. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by SBII, and because our existing stockholders may disagree with a decision to sell shares to SBII at a time when our stock price is low, and may in response decide to sell additional numbers of shares, further decreasing our stock price.

The actual number of shares that will be issued to SBII under the 2015 Equity Line will depend upon the market price of our common stock at the time of our Draw Down Notices to SBII.

Likelihood of Accessing the Full Amount of the 2015 Equity Line

Notwithstanding that the 2015 Equity Line is in an amount of $2,000,000, the likelihood that we would access the full $2,000,000 is low. This is due to several factors including the fact that the 2015 Equity Line’s share volume limitations will limit our use of the 2015 Equity Line and the market price may increase and thus fewer shares will need to be issued.

We determined to register in this registration statement a total of 10,000,000 shares, which represent less than one-third of our public float (after subtracting the holdings of insiders and controlling shareholders) in order to allow the greatest possible flexibility under the 2015 Equity Line. The amount of shares that might be utilized under the 2015 Equity Line cannot be determined at this time as it will fluctuate with the market price of our stock and our financial requirements.

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ITEM 7. SELLING STOCKHOLDER

The shares to be offered by the selling stockholder were or will be issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling stockholder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholder after any sales made pursuant to this prospectus because the selling stockholder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale, shares of common stock covered by this prospectus, the beneficial ownership of each selling stockholder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling stockholder” includes the stockholder listed below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

	Shares Beneficially Owned Prior to the Offering (1)			Total Shares	Shares Beneficially Owned After the Offering (2)
Shareholder Name	Number		Percent	Registered	Number	Percent

SBI Investments, L.L.C. (3)	500,000	(4)	-0-	10,000,000	-0-	-0-
Total					-0-	-0-

(1)	Applicable percentage ownership is based on 89,646,245 Common Shares outstanding as of January 11, 2016 and on Common Shares owned by the Selling Stockholder as of January 11, 2016 including Common Shares underlying Warrants or other securities owned by the Selling Stockholder as of January 11, 2016 that are exercisable for or convertible into Common Shares within 60 days of January 11, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common Shares underlying Warrants or other securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of May 28, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)	Assumes that all securities will be sold.

(3)	SBII is the investor under the 2015 Equity Line of Credit. All investment decisions for SBII are made by SBII’s President and Managing Member, Mr. Jonathan Juchno. SBII has informed us that it is an “underwriter” within the meaning of the Securities Act, and to the best of our knowledge no other underwriter or person has been engaged to facilitate the sale of shares in this offering.

(4)	SBII as of May 28, 2015, has 500,000 Warrants issued and outstanding in the Company, as follows:

(a) 250,000 Warrants which are exercisable for the purchase price of $0.50 per warrant and are exercisable for 36 months after issuance.

(b) 250,000 Warrants which are exercisable for the purchase price of $1.00 per warrant and are exercisable for 36 months after issuance

The Selling Stockholder may be deemed to be underwriters within the meaning of the Securities Act in connection with any sales covered by this registration statement.

To the Board’s knowledge, neither the Selling Stockholder nor its beneficial owner:

-	Has had a material relationship with IFAN or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

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-	Has ever been one of its officers or directors or an officer or director of its predecessors or affiliates

-	Are broker-dealers or affiliated with broker-dealers.

The Company’s officers and directors are personally acquainted with its stockholders, and solicited their investment in the private placement. Its officers and directors did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

ITEM 8. PLAN OF DISTRIBUTION

Shares Offered by the Selling Stockholder

A Selling Stockholder may, from time to time, sell any or all of their shares on the OTC Markets or any other stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling its shares:

–	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

–	block trades in which a broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

–	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–	an exchange distribution in accordance with the rules of the applicable exchange;

–	privately negotiated transactions;

–	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

–	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

–	a combination of any such methods of sale; or

–	any other method permitted pursuant to applicable law.

A Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Common Shares in the course of hedging the positions they assume. A Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

SBII is, and any other Selling Stockholder, broker-dealer or agent that is involved in selling the shares may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. Any commissions received by SBII or such other Selling Stockholder, broker dealer or agent, and any profit on the sale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. SBII has informed the Company that in no event shall any broker-dealer receive fees, commissions or markups which, in the aggregate, would exceed eight percent (8%) of the amount of the relevant sale.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because SBII is or may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Common Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. SBII has informed the Company that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the Selling Stockholder.

We agreed to keep this Prospectus effective until the earlier of (i) 18 months from an effective registration statement, or (ii) all of the shares have been resold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. SBII has informed the Company that the shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Shares by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this Prospectus to each purchaser of shares at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days. Once a market has been developed for the Company’s Common Stock, the shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,

●	transactions involving cross or block trades on any securities or market where the common stock is trading,

●	through direct sales to purchasers or sales effected through agents,

●	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

●	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the Selling Stockholder nor the Board Directors of the Company can presently estimate the amount of such compensation. It knows of no existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. The Company will not receive any proceeds from the sale of the shares of the Selling Stockholder pursuant to this prospectus. The Company has agreed to bear the expenses of the registration of the shares, including legal and accounting fees.

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The Selling Stockholder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

State Securities – Blue Sky Laws

Transfer of our Common Stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Common Stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Standard & Poor’s, Corporate Manual., a leading provider of business and financial information on publicly listed companies, which, once published, will provide the IFAN Financial, Inc., with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” However, we may not be accepted for listing in Standard & Poor’s, Corporate Manual, or similar services designed to obtain manual exemptions if we are considered to be a “shell company” at the time of application.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by Selling Stockholder under this registration statement. In these states, so long as we obtain and maintain a listing in Standard and Poor’s Corporate Manual, or Mergent, Inc., secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. If we secure this listing, secondary trading can occur in these states without further action.

Because the Company is a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, the Company’s shares of common stock are “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders.

Regulation M

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, Selling Stockholder will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of the Company’s Common Stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase the Company’s Common Stock.

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ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Markets under the trading symbol “IFAN”. We cannot assure you that there will be a market in the future for our common stock.

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Our common stock is currently quoted on the OTC Markets. Our common stock has been quoted since October 30, 2013, trading under the symbol “IFAN”. Because we are quoted on the OTC Markets, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTC Markets since September 1, 2013 based on our fiscal year end August 31. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year Ended		Bid Prices
August 31,	Period	High	Low
2014	First Quarter	N/A	N/A
	Second Quarter	N/A	N/A
	Third Quarter	N/A	N/A
	Fourth Quarter	2.00	1.60

2015	First Quarter	0.61	0.10
	Second Quarter	0.89	0.39
	Third Quarter	0.32	0.10
	Fourth Quarter	0.12	0.07

2016	First Quarter	0.25	0.06

Common Stock

We are authorized to issue up to 800,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

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All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value of $0.001. We have designated 1,000,000 of our 10,000,000 shares as Series A preferred stock. Each outstanding share of Series A preferred stock includes the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

Warrants, Options and Convertible Securities

During October 2015, the Company entered into an agreement with a third party whereby the Company received net cash proceeds of $243,500 in exchange for issuing two notes including a $165,000 convertible note payable bearing interest at 8% and a $110,000 convertible note payable bearing interest at 8% each due one year from the date of issuance. The notes payable are convertible at a rate of 80% of the average of the lowest 3 trading prices during the 20 trading day period ending on the last complete trading day prior to the conversion. Also, if at any time when the notes are issued and outstanding, the borrower issues or sells any share of common stock for no consideration or for consideration per share which is less than the conversion price in effect on the date of such issuance. The conversion price will be reduced to the amount of the consideration per share received by the borrower in such dilutive issuance.

As the fair value of the derivative liabilities exceeded the carrying value of the convertible notes payable, the Company recorded a $275,000 original issue discount on the convertible notes. See Note 11 in the Financial Statements for the period ending November 30, 2015.

The Company also issued the lender 250,000 warrants in connection with the issuance of the convertible notes. See Note 12 in the Financial Statements for the period ending November 30, 2015.

See detail summary below for carrying value of convertible notes payable as of November 30, 2015.

Face value of debt upon issuance of convertible notes	$275,000
Less: Original issue discount	(275,000)
Carrying value at issuance	-
Amortization of debt discount	21,247
Carrying value at November 30, 2015	$21,247

Pursuant to a Secured Promissory Note Agreement, the Company issued 500,000 warrants with a $0.50 exercise price to the lender. The Company determined the relative fair value of the warrants as of their issuance date using the following inputs; 3-year term; 141% -145% volatility; 1% risk free rate; $0 dividends and determined the fair value was $27,636, which the Company recorded as debt discount.

	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted average remaining contractual life (years)
Outstanding at August 31, 2015	1,425,926	$0.82	-	$-
Granted	250,000	0.12	$7,500	3.0
Exercised	-	-
Expired	-	-
Outstanding and exercisable at November 30, 2015	1,675,926	$0.72	$20,000	$1.2

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As of November 30, 2015, the Company has 1,675,926 warrants issued and outstanding, as follows:

(a)	925,926 Warrants which are exercisable for the purchase price of $1.00 per warrant and are exercisable for 12 months after issuance.

(b)	500,000 Warrants which are exercisable for the purchase price of $0.50 per warrant and are exercisable for 36 months after issuance.

(c)	250,000 Warrants which are exercisable for the purchase price of $0.12 per warrant and are exercisable for 36 months after issuance.

As promptly as reasonably possible after each exercise of the purchase rights represented by a Warrant, the Company shall deliver to the relevant holder thereof (each, a “Warrant Holder”) a certificate representing the Common Shares so purchased (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) and, unless such Warrant has been fully exercised, expired or redeemed, a new Warrant Certificate (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form) representing the balance of the Common Shares subject to such Warrant. Warrant Holders do not have any voting or other rights as a stockholder of our Company by virtue of being a Warrant Holder. The person entitled to receive the Common Shares issuable upon any exercise of the purchase rights represented by the Warrants, shall be treated for all purposes as the holder of such Common Shares of record as of the close of business on the date of exercise. The Warrants may be exercised only for whole Common Shares.

The Warrants are transferrable and a Warrant Holder may transfer all or part of the Warrants (but no fractional Warrants) at any time on the books of the Company upon surrender of the Warrant Certificate(s), properly endorsed. Upon such surrender, the Company shall issue and deliver to the transferee a new Warrant Certificate representing the Warrants so transferred (or such will be electronically delivered to the Warrant Holder if such Warrant is held in electronic form). Upon any partial transfer, the Company shall issue and deliver to the Warrant Holder a new Warrant Certificate representing the Warrants not so transferred.

During the period within which the Warrants may be exercised, the Company shall at all times have authorized and reserved for issuance enough Common Shares for the full exercise of the purchase rights represented by the then unexercised Warrants. If the Company dissolves, liquidates or winds up its business before the exercise, expiration or redemption of the Warrants, any Warrant Holder shall be entitled, upon exercising its Warrants, to receive in lieu of the Common Shares receivable upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to such Warrant Holder upon any such dissolution, liquidation or winding up with respect to such Common Shares, had such Warrant Holder been the holder of record on the record date for the determination of those entitled to receive any such liquidating distribution or, if no record is taken, upon the date of such liquidating distribution. The Company shall pay all issue and other taxes that may be payable in respect of any issue or delivery of Common Shares upon the exercise of Warrants. The Warrants are governed by and shall be construed and enforced in accordance with the laws of the State of Nevada.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

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Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The audited financial statements for the year ending August 31, 2014 that have been included in this prospectus have been audited by Kyle L. Tingle, CPA. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The audited financial statements for the year ending August 31, 2015 that have been included in this prospectus have been audited by GBH CPAs, PC. Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Office of Andrew Coldicutt has passed upon the validity of the shares being offered and certain other legal matters and is representing the Company in connection with this offering.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

A. Description of the Business

The Company was incorporated on June 11, 2010, under the laws of the State of Nevada. The Company is currently a development stage company and, since its formation, it has not realized any revenues from operations. The Company originally intended to develop and distribute an organic clothing line designed for children. All our clothing was going to be made of only natural materials. The Company now intends to commence operations in the electronic transfer of funds using mobile applications.

Since inception we worked toward the introduction and development of our website. We have no revenues, have experienced losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities and borrowings to fund operations. In April 2014, the Company had a change in control and abandoned the initial business plan.

On April 25, 2014, J. Christopher Mizer (“Mr. Mizer”) acquired control of Seven Million One Hundred Twenty-Two Thousand Thirty (7,122,030) shares of common stock of the Company, representing approximately 97.1% of the Company’s total issued and outstanding common stock, from Danielle Joan Borrie (“Ms. Borrie”) in accordance with a Stock Purchase Agreement between Ms. Borrie and Mr. Mizer.

On April 28, 2014, Danielle Joan Borrie resigned as the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Treasurer.

On April 28, 2014, Nopporn Sadmai resigned as the Company’s Secretary.

On April 28, 2014, J. Christopher Mizer was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer.

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On April 28, 2014, Steve Scholl was appointed as a member of the Company’s Board of Directors and as the Company’s Chief Financial Officer, Treasurer, and Secretary.

On May 8, 2014, the Board of Directors of the Company, with the approval of a majority of its shareholders by written consent, approved the issuance of 600,000 shares of Series A Preferred Stock (as defined and described under Item 3.2) (the “Series A Preferred Stock”) to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl (“Preferred Shareholders”) in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares, representing the ownership of approximately 92.2%, of the Company’s Common Stock. J. Christopher Mizer retained an ownership of 357,143 shares of common stock in the Company after this cancellation.

Also on May 8, 2014, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”). The Board of Directors authorized the issuance of 900,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on May 8, 2014, include the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

On May 8, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to Eight Hundred Ten Million shares (810,000,000) of which Eight Hundred Million (800,000,000) shall be shares of Common Stock, par value $0.001 per share, and ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with one million (1,000,000) of such shares being designated as Series A Preferred Stock. The Increase in authorized shares was effective with the Nevada Secretary of State on May 8, 2014, when the Certificate of Amendment was filed. The increase in authorized shares was approved by the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock on May 8, 2014.

On August 4, 2014, the Directors of the Company, receiving the majority vote of the Company’s Shareholders, approved: (i) a change in the Company name from “Infantly Available, Inc.” to “IFAN Financial, Inc.” and (ii) a 140-for-1 forward stock split of the issued and outstanding shares of common stock of the Company, which shall be payable as a dividend and upon surrender. All amounts in the financial statements have been retroactively restated to reflect this change. On August 5, 2014, the Company filed a Certificate of Amendment with the Secretary of State of Nevada, giving effect to the name change, among other things.

Effective September 3, 2014, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Infantly Available, Inc. to IFAN Financial, Inc.

On June 6, 2014, the Company signed a share exchange agreement (“Agreement”) with Mobicash America, Inc. D/B/A Quidme, a company incorporated under the laws of the State of California (“Quidme”), and the shareholders of Quidme (the “Selling Shareholders”) pursuant to a share exchange agreement by and among the Company, Quidme and the Selling Shareholders. The Company was to acquire 100% of the issued and outstanding securities of Quidme in exchange for the issuance of 43,000,000 shares of IFAN common stock, par value $0.001 per share. The Company also agreed to fund $500,000 over the next six months to support the continued development and commercialization of Quidme’s technology. As a result of the Agreement the Selling Shareholders would receive up to 35% of the Company’s currently issued and outstanding shares of common stock. Upon completion of the Agreement, Quidme would become the wholly-owned subsidiary and the Company would acquire the business and operations of Quidme. Further, on the closing date of the Agreement, Christopher Menya, would also be appointed the Chief Technology Officer and a Director of IFAN and as President of the Quidme operating subsidiary, and John C. De Puy would be appointed as a Director of Quidme. The Agreement was to be completed contingent on the successful financial audit of Mobicash America, Inc.

On October 3, 2014, we received the August 31, 2013, audited financial statements of Mobicash America, Inc., and we closed the share exchange by acquiring Mobicash America, Inc. and through an amended Share Exchange Agreement (the “Amended Agreement”) we issued the 61,858 shares of Series A preferred stock to the shareholders of Mobicash America, Inc., d/b/a Quidme.

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On April 3, 2015, Christopher Menya resigned as the Company’s Chief Technical Officer and as a Director.

On April 8, 2015, John De Puy was appointed as a member of the Company’s Board of Directors.

Our principal executive office is located at 3517 Camino Del Rio South, Suite 407. The telephone number at our principal executive office is (619) 537-9998. Our fiscal year end is August 31.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

As a result of the closing of the share exchange agreement with Mobicash America, Inc., Mobicash America, Inc. has become our wholly owned subsidiary and we now carry on the business of developing, producing, marketing and selling mobile electronic payment systems. Our company is in the development stage and has generated no revenues to date.

We have never declared bankruptcy, have never been in receivership, and we have never been involved in any legal action or proceedings. Neither we, nor our officers, directors, promoters or affiliates, have had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of another acquisition or merger.

Since we have a specific business plan, which we have begun to execute, and we have no plan to engage in a merger or acquisition of another entity, we believe that we are not a blank check company described in Rule 419 under the Securities Act of 1933.

We are a development stage company and have not generated any revenue to date. Besides our Officers and Directors, we currently have two (2) employees.

As discussed in the Notes to Financial Statements included in this Registration Statement, as of August 31, 2015, we had no revenue and had negative cash flow of approximately $47,465 and net loss of $1,440,862 for the three months ended November 30, 2015, respectively. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the years ended August 31, 2015 and 2014, respectively. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

The Company

Business Prior to the Closing of the Share Exchange Agreement

The original objective of this corporation was to develop and distribute an organic clothing line designed for children and market these products primarily in the western states of the United States of America. We planned to be our clients’ premier source for designer clothes for infants and toddlers and to provide the right outfit at the right price. We intended to offer the latest fashions from some of the world’s top designers. Our plan was to negotiate a commission based on the sales with these designers. We also planned on licensing various clothing designs from designers and find the suitable suppliers and tailors to produce the clothing. There were no arrangements, agreements or understandings with any designer and there was no assurance that we would be able to secure any deal with any top designer.

Our business model was to be based on e-Commerce, using the internet as an expected means to lower overhead costs. We believed that this was going to be a way to compete against big retail chains.

We were unsuccessful in raising sufficient capital to implement our children’s natural clothing line. In the winter of 2013, prior management began analyzing the various alternatives available to our company to ensure our survival and to preserve our shareholder’s investment in our common shares. In that regard, our management began identifying and evaluating opportunities to acquire significant assets or businesses.

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License Agreement

On May 15, 2014, the Company entered into a two (2) year License Agreement (the “License Agreement”) with IPIN Debit Network, Inc., a New Brunswick, Canada corporation (“IPIN”) for the use and distribution of IPIN’s technology, systems and products in the nature of electronic payments processing and its United States Letters Patents.

Under the terms of the License Agreement, IPIN granted to the Company and its sub-licensees, for the term of the License Agreement an exclusive, assignable, right and license to make, use, and sell the Intellectual Property in order to develop, implement, process, prepare and sell the Licensed Products using the Intellectual Property in certain countries (“the United States of America and its territories, The United Mexican States, Japan, and the Republic of South Korea”). IPIN further granted to the Company and its sub-licensees, for the term of the License Agreement, a non-exclusive, assignable, right and license to make, use, and sell the Intellectual Property elsewhere.

As per the License Agreement, the Company provided IPIN with the opportunity to bid to provide front-end processing services to the Company, with the terms of providing such merchant processing services being subject to a separate agreement and are not included within the License Agreement.

Payments

Pursuant to the License Agreement, the Company was required to pay IPIN $250,000 in the following amounts according to the following schedule when IPIN achieved certain benchmarks:

i.	$10,000 upon execution of this License Agreement;

ii.	$20,000 when IPIN successfully demonstrates the integration, publishing design, and on-boarding screens of its technology with the Android application package file (apk);

iii.	$20,000 when IPIN successfully integrates the Android app with the IPIN device as demonstrated by transferring the transaction details to the app after a card swipe occurs;

iv.	$60,000 when IPIN successfully demonstrates a card transaction including posting the status to the merchant call back uniform resource locator (url);

v.	$60,000 when IPIN successfully demonstrates a front end data base set up that enables an IPIN device user to affect an IPIN device transaction;

vi.	$60,000 when IPIN successfully demonstrates the completed, back-end development of the IPIN device Android app including any and changes needed to support it; and

vii.	$20,000 when IPIN successfully demonstrates the completed testing and deployment for in house participants applying the IPIN device Android app to the IPIN device for Apple IOS app, including testing and deployment.

b)	the Company agreed to pay to IPIN a royalty (the “Royalty”) based on the Company’s net sales of licensed products, as follows:

i.	Royalty rate is 5% of net sales;

ii.	The Royalty owed to IPIN shall be calculated on a monthly basis (the “Royalty Period”), and shall be payable no later than 45 days after the termination of the preceding monthly period;

iii.	For each Royalty Period, the Company shall provide IPIN with a written royalty statement;

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iv.	‘Net Sales’ shall mean the Company’s actual cash collections from sales of Licensed Products; and,

c)	the Company agrees to issue to IPIN one million (1,000,000) shares of the Company’s restricted common stock, which shall be restricted from trading according to security law rules and regulations.

d)	IPIN agrees to issue to the Company one million (1,000,000) shares of IPIN’s restricted common stock, which shall be restricted from trading according to security law rules and regulations.

e)	no delay or failure of IPIN to meet any of the benchmarks enumerated in the above section b) shall reduce or limit any of the rights conveyed to the Company under section 1 of the License Agreement.

IPIN verbally notified the Company in October of 2015 of its intention to not complete the development of the technology pursuant to this license agreement. Accordingly, the Company does not anticipate having any sales generated from this technology. At August 31, 2015, the Company believes it has no further obligations owed pursuant to this license agreement.

Company Overview Subsequent to the Closing of the Share Exchange Agreement

The Company and its wholly owned subsidiaries, iPIN Technologies and Mobicash America, design, develop and plan to distribute software that enhances and enable payments. Based in San Diego, the Company has a growing portfolio of payment solutions including a mobile optimized FDIC-insured platform with the ability to facilitate on-demand payments, autopay, proximity payments and marketing, and a proprietary linked debit card. Our Platform additionally has ‘white label’ enterprise capabilities allowing for more opportunities. We anticipate earning revenues from the Platform during the second quarter of fiscal year 2016.

We will additionally deploy a prepaid card program and facilitate off Platform merchant services we call IFAN FinTech. We are positioned to transact nearly all merchant payment needs including mobile, e-commerce, merchant processing, split-funding, ACH, and EMV.

We will continue to explore opportunities to expand our product portfolio to meet the growing demands for consumer/merchant convenience, speed and security within the mobile commerce market. Products in development will combine the functionality of social media, e-commerce and banking with the broader conveniences of the mobile environment.

Products and Services

IFAN Platform

Our Platform offers an instantaneous method for processing transactions at rates that are less than the industry standards. The Platform’s proprietary design decentralizes the consumers’ card information and assures no customer information is ever provided to the merchant. All customers who enter the Platform are able to make purchases through mobile, online, or in-store while being better protected from the threat of card or identity theft at the point of sale. Our security process is triple encrypted, tokenized, and helps significantly reduce the risk of identity theft, fraudulent transactions, and counterfeit chargebacks. All transactions within the Platform are FDIC-insured.

The IFAN Platform has revolutionary functionality in that we have combined on-demand payments, autopay features, proximity services, local and long distance cash transfers, and split-payment capabilities. On the enterprise level, we can ‘white label’ the Platform, bringing the first to market fully optimized mobile solution for merchants with already installed customer bases. We give businesses the ability to create a fully custom mobile, online, and in-store commerce experience based on their customer needs. Our Platform is true integration from front-end to back-end and streamlines the transaction processes and reduces the time it takes merchants to receive funds.

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On the consumer side, our Platform functions as a mobile wallet and allows users to purchase a wide range of goods and services using their mobile device instead of paying with cash, check, or credit card. In general terms, a mobile wallet is essentially a virtual card or collection of virtual cards that the cardholder stores electronically.

Our Platform is unique in that it automatically comes with an attached debit card allowing for customers to unload funds from a card as well. The POWERTM by IFAN is the MasterCard debit card that is linked to the Platform account. The POWERTM card allows for users to instantly monetize any mobile funds on the Platform through a card transaction or ATM withdrawal.

On the business-to-business side we offer a white label version of the Platform. The enterprise solutions we offer are best-in-class white label mobile wallet and payment solutions, mobile banking products, and mobile commerce products. All of our white label Platform solutions come mobile optimized, PCI Compliant, and turnkey ready allowing businesses to get the most out of their mobile experience.

White label wallet options include:

Virtual Prepaid Debit, Rewards, and Loyalty Cards

●	Linked cards to the IFAN Platform account balance allowing consumers to swipe their IFAN issued POWERTM card and spend cash instantly

Peer-to-Peer Cash Transfers

●	Inter-Platform transfers between individuals with instant liquidity of funds Offers, Coupons, and Discounts

●	Distribution channel services where customers can redeem coupons, daily promotions/deals, discounts, and special offers

Proximity Based Services

●	Ability to create proximity and in-store offers, mobile commerce, and other time sensitive initiatives that are based on the customers’ location

Loyalty Programs

●	Centralized and simplified loyalty programs with granular reporting

Mobile Banking

●	Conveniences of traditional banking including bill pay, access to balance information, savings, account transfers, and electronic deposits

Ticketing

●	Ability to purchase and store any transaction that requires ticket validation including movies, concerts, sporting events, and public transportation

Post Purchase Organization

●	Storing and organizing customer receipts for mobile and in-store transactions where the merchant provides electronic receipt options

Personal Identification Credentials

●	Securely stored personal identification materials for use in correspondence with proximity services to validate the user’s identity for access to permitted locations

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IFAN Prepaid Card Program

We offer a stand-alone prepaid card program that is completely regulatory compliant for businesses and consumers.

Through our strategic partnerships we will be able to facilitate:

●	Open Loop

●	Closed Loop

●	Network Branded Programs

●	Unbranded Programs

●	Anonymous Prepaid Programs

●	Personalized Cards

●	Non-Personalized Cards

●	Reloadable Cards

●	Non-Reloadable Cards

●	Virtual Prepaid Programs

●	Options for the Unbanked

IFAN FinTech

We additionally provide a range of traditional financial services for merchants separate from the Platform or using select features from it. We provide merchants with a direct connection to all of the major credit card associations without the hassle of intermediate connection points. With real-time flexibility of cross channel inventory and transaction services, we are able to eliminate much of the friction from customer interactions.

Through our array of FinTech services we are able to take the multi-vendor, confusing merchant processing experience and turn it into a single end-to-end simplified process. Additionally, we have the ability to carry out a unique function called split-funding. Split-funding is a process where we, as the processor, IFAN, automatically splits the card sale between the business and the financing company, in lender situations, per the agreed upon portion. This service is critical for small and mid-sized business lenders in ensuring they receive their payments without being detrimental to the business they are lending too. Our method is seamless and easy to integrate and adds no additional processing time. The process offers advantages to the financing company by streamlining the repayment process with instant settlement and daily repayments.

IFAN FinTech capabilities include:

●	Traditional Merchant Processing

●	Multiple Gateways

●	Single Stack APIs

●	Split-Funding

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●	ACH / EFT

●	EMV

●	Check Services

●	Non-IFAN Issued Prepaid Card Fund-loading

●	Business Intelligence Solutions

●	Recurring Payments

●	Secure Card Data Storage

●	Gift and Reward Cards

●	Merchant Loyalty Cards

●	Personal Finance / Asset Management

●	Money Transfer / Remittance

●	Peer-2-Peer Lending

●	Fraud Protection

●	Inventory Management

We will facilitate transactions under the FinTech label for online, traditional brick-and-mortar payments, and mobile brick-and-mortar payments. Online, our IFAN Payment Gateway will serve as a hosted gateway for payments with flexible checkout templates that can be integrated into the merchant’s mobile or e-commerce site via one of our IFAN white label enterprise solutions or implemented separately into an already existing mobile or e-commerce site. Our gateway will give merchants the ability to accept all major cards and meet all PCI regulations.

To facilitate better traditional POS transactions, we will work with merchants and enhance their security by tokenization and point-to-point encryption. This is a process that helps to eliminate unnecessary hardware exchanges and software upgrades. Our solutions can be integrated into existing card readers or merchants can be issued a pre-coded terminal.

Keeping up with the evolution of technology and payments, we will facilitate the next evolution in mobile payments in brick-and-mortar stores. Our unique developing partnerships will help give us access to new payment technologies using proximity and beacons for payments. We are currently exploring options for complete solutions that integrate with our current services and enable proximity mobile payments through devices called beacons. These beacons would act as a gateway or bridge between the end user, with a mobile application, and the system of sale (POS) and bank trade.

The goals of integration with smart beacon technology would be to allow many payment deployment applications across mobile commerce integration and would offer several key advantages when partnered with our services:

●	Low or zero rate of exchange

●	Direct Vision (end to end) of the transaction

●	Descending support to the current credit card systems

●	Multiple methods in proximity (QR Code, NFC, Wi - Fi, Bluetooth) unit

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●	POS interface integrated and open through the CDC standard connector (USB)

●	Assumable investment costs in hardware

●	Compatible on all mobile platforms (iOS, Android, Windows)

●	Without VISA / MASTERCARD Platform

●	Multiple Connections (BLE, WIFI, NFC, QR)

Competition

We offer an array of services from our proprietary Platform that changes the way payments originate and are received to a secure cost effective Card Program and many FinTech services. As a single entity with many partners we are able to combine the best features of many fragmented industry leaders. Our strategic relationships allow us to gain a rapid market share through our lower prices and better services. We are able to offer businesses superior pricing and advantages within the unique Platform as a result with our already developed relationships with issuing banks, back-office compliance entities, and mass client facilitators.

There is currently limited direct competition to our unique Platform. We are currently one of the only businesses to receive approval to operate an FDIC insured mobile wallet. This ensures that our end-users are protected when they load funds into the platform. We are also one of the first-to-market businesses to offer a mobile wallet with a linked traditional plastic debit card.

Traditional merchant processing and card operations like the IFAN Card Program are not proprietary and will operate in a crowded sector. However, our FinTech services and card program will hold key advantages to customers in pricing as well as speed of integration. Additionally, we will offer a unique service in split-funding that very few businesses can facilitate. We will use this functionality as an added selling point for merchant lenders as well as business looking to split transactions to multiple sources for various reasons including charitable donations.

Some of the more evident companies fulfilling certain segments of our offerings include:

●	Apple	●	Global Payments
●	Green Dot	●	PayPal
●	Google	●	Vantiv
●	Cayan	●	Venmo
●	Square	●	Planet Payment

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

●	Continually establish our services’ competitive advantage with customers;

●	Capitalize on our developed comprehensive marketing system; and

●	Increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of sufficient funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

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Intellectual Property

We will rely on a combination of patent, trademark, licenses, copyright laws and trade secret protection in the United States, as well as confidentiality procedures and contractual provisions, to protect the intellectual property rights related to our products and services.

Provisional Patents

Two provisional patents related to our technology have been filed, Provisional Patent numbers: 61949773 and 61949780. They provide for the following:

●	Omni-cart or Omni-web checkout – An innovation providing an online shopper purchasing merchandise from several sites the ability to pay for all purchases from one checkout screen by entering his/her phone number; and,

●	Ubiquitous SMS based money transfer - Peer-to-peer money transfer independent of phone type, network carrier or owning a bank account

Government Regulation

Compliance with legal and regulatory requirements is a highly complex and integral part of our day-to-day operations. Our products and services are generally subject to federal, state and local laws and regulations, including:

●	anti-money laundering laws;

●	money transfer and payment instrument licensing regulations;

●	escheatment laws;

●	privacy and information safeguard laws;

●	banking regulations; and

●	consumer protection laws.

These laws are often evolving and sometimes ambiguous or inconsistent, and the extent to which they apply to us is at times unclear. Any failure to comply with applicable law could result in restrictions on our ability to provide our products and services, as well as the imposition of civil fines and criminal penalties and the suspension or revocation of a license or registration required to sell our products and services.

We will have to continually monitor and enhance our compliance program to stay current with the most recent legal and regulatory changes. We will also implement policies and programs and adapt our business practices and strategies to help us comply with current legal standards, as well as with new and changing legal requirements affecting particular services or the conduct of our business generally. These programs include dedicated compliance personnel and training and monitoring programs, as well as support and guidance to our retail distributors and network acceptance members on compliance programs.

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Anti-Money Laundering Laws

Our products and services are generally subject to federal anti-money laundering laws, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and similar state laws. On an ongoing basis, these laws require us, among other things, to:

●	report large cash transactions and suspicious activity;

●	screen transactions against the U.S. government’s watch-lists, such as the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control;

●	prevent the processing of transactions to or from certain countries, individuals, nationals and entities;

●	identify the dollar amounts loaded or transferred at any one time or over specified periods of time, which requires the aggregation of information over multiple transactions;

●	gather and, in certain circumstances, report customer information;

●	comply with consumer disclosure requirements; and

●	register or obtain licenses with state and federal agencies in the United States and seek registration of our retail distributors and network acceptance members when necessary.

Anti-money laundering regulations are constantly evolving. We continuously monitor our compliance with anti-money laundering regulations and implement policies and procedures in order to comply with the most current legal requirements. We cannot predict how these future regulations might affect us. Complying with future regulation could be expensive or require us to change the way we operate our business.

Money Transmitter Licensing Regulations

We will be subject to money transmitter licensing regulations. We will have to obtain licenses to operate as a money transmitter in 39 states, Puerto Rico and Washington, D.C. The remaining U.S. jurisdictions either do not currently regulate money transmitters or have rendered a regulatory determination or a legal interpretation that the money services laws of that jurisdiction do not require us to obtain a license in connection with the conduct of our business. As a licensee, we are subject to certain restrictions and requirements, including reporting, net worth and surety bonding requirements and requirements for regulatory approval of controlling stockholders, agent locations and consumer forms and disclosures. We are also subject to inspection by the regulators in the jurisdictions in which we are licensed, many of which conduct regular examinations.

In addition, we must at all times maintain “permissible investments” in an amount equivalent to all “outstanding payment obligations.” The definition and interpretation of outstanding payment obligations may vary by jurisdiction and, in some cases, may include the balances on our card products even though technically, the outstanding payment obligations represented by the balances on our card products are liabilities of the issuing bank. Accordingly, it is possible that some states will require us to maintain permissible investments in an amount equal to the outstanding payment obligations of the bank that issues our cards. The types of securities that are considered “permissible investments” vary from state to state, but generally include cash and cash equivalents, U.S. government securities and other highly rated debt instruments.

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Escheatment Laws

Unclaimed property laws of every U.S. jurisdiction require that we track certain information on our card products and services and that, if customer funds are unclaimed at the end of an applicable statutory abandonment period, the proceeds of the unclaimed property be remitted to the appropriate jurisdiction. We will have to agree with the banks that issue our cards to manage escheatment law compliance with respect to our card products and services and have an ongoing program to comply with those laws. Statutory abandonment periods that will be applicable to our card products and services typically range from three to seven years.

Privacy and Information Safeguard Laws

In the ordinary course of our business, we collect certain types of data, which subjects us to certain privacy and information security laws in the United States, including, for example, the Gramm-Leach-Bliley Act of 1999, or the GLB Act, and other laws or rules designed to regulate consumer information and mitigate identity theft. We are also subject to privacy laws of various states. These state and federal laws impose obligations with respect to the collection, processing, storage, disposal, use and disclosure of personal information, and require that financial institutions have in place policies regarding information privacy and security. In addition, under federal and certain state financial privacy laws, we must provide notice to consumers of our policies and practices for sharing nonpublic information with third parties, provide advance notice of any changes to our policies and, with limited exceptions, give consumers the right to prevent use of their nonpublic personal information and disclosure of it to unaffiliated third parties. Certain state laws may, in some circumstances, require us to notify affected individuals of security breaches of computer databases that contain their personal information. These laws may also require us to notify state law enforcement, regulators or consumer reporting agencies in the event of a data breach, as well as businesses and governmental agencies that own data. In order to comply with the privacy and information safeguard laws, we will have to implement confidentiality/information security standards and procedures in place for our business activities and with network acceptance members and our third-party vendors and service providers. Privacy and information security laws evolve regularly, requiring us to adjust our compliance program on an ongoing basis and presenting compliance challenges.

Consumer Protection Laws

We are subject to state and federal consumer protection laws, including laws prohibiting unfair and deceptive practices, regulating electronic fund transfers and protecting consumer nonpublic information. We believe that we have appropriate procedures in place for compliance with these consumer protection laws, but many issues regarding our service have not yet been addressed by the federal and state agencies charged with interpreting the applicable laws.

In order to permit the direct deposit of federal benefits and other federal funds to our products, we will comply with the requirements of the Electronic Fund Transfer Act of the Federal Reserve Board, or Regulation E, as they relate to payroll cards, including disclosure of the terms of our electronic fund transfer services to consumers prior to their use of the service, 21 days’ advance notice of material changes, specific error resolution procedures and timetables, and limits on customer liability for transactions that are not authorized by the consumer.

In June 2011, the Consumer Financial Protection Bureau, or CFPB, issued a notice and request for comment on defining what kinds of companies should be included as “larger participants” for its nonbank supervision program. The CFPB subsequently published its first “larger participant” proposed rule, in February 2012, defining nonbank “larger participants” as entities engaged in consumer debt collection and consumer reporting. The CFPB published final rules regarding “larger participants” engaged in consumer reporting and consumer debt collection in, respectively, July 2012 and October 2012. Although the CFPB did not include prepaid card issuers in these rules, the CFPB may take actions in the future, including other rulemakings that subject us or our products and services to its oversight and regulation.

In May 2012, the CFPB issued an Advanced Notice of Proposed Rulemaking seeking information from the public regarding prepaid cards. Although rules were not published in the Advanced Notice of Proposed Rulemaking, we believe that the CFPB is focused on whether some or all of the provisions of Regulation E should apply to prepaid cards and on the product fees, disclosures and product features of prepaid cards.

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Payment Networks

In order to provide our products and services, we, as well as the banks that issue our cards, must register with Visa and, as a result, are subject to payment network rules that could subject us to a variety of fines or penalties that may be levied by the payment networks for certain acts or omissions. The banks that issue our cards are specifically registered as “members” of the Visa payment networks. Visa set the standards with which we and the card issuing banks must comply.

Employees

J. Christopher Mizer is an officer and director of the Company who serves on a full-time basis. Steve Scholl is also an officer and director of the Company and works on a full-time basis. Jason Aplin is also an officer and director of the Company and works on a full-time basis. Other than our officers and directors we have two employees. None of the employees are represented by a labor union for purposes of collective bargaining. The Company considers its relations with the employees to be good.

B. Description of Property

Our principal executive offices are located at 3517 Camino Del Rio South, Suite 407, San Diego, 92108, which is currently provided at no charge by our Chief Executive Officer. We believe that these offices are adequate for our purposes. We do not own any real property or significant assets. Management believes that this office space will meet our needs for the next 12 months.

C. Legal Proceedings

In July 2015, the Company began legal proceedings against certain former officers, owners and shareholders of Mobicash, in connection with the acquisition of Mobicash by the Company. It is not possible at this time to predict the timing or outcome of this dispute. It is the Company’s contention that the officers and owners of Mobicash misrepresented the state of the Mobicash assets and products, as well as participated in manipulative and inappropriate accounting procedures. At August 31, 2015, the Company has recorded $379,135 of accrued liabilities arising from the acquisition of Mobicash which we believe we have a legal basis to recover.

Other than the foregoing, as of the date of this report we know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

D. Market for Common Equity and Related Stockholder Matters

Our common stock is not traded on any exchange. Our common stock is quoted on the OTC Markets under the trading symbol “IFAN”. We cannot assure you that there will be a market in the future for our common stock.

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Our common stock is currently quoted on the OTC Markets. Our common stock has been quoted since October 30, 2013, trading under the symbol “IFAN”. Because we are quoted on the OTC Markets, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in the Company will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

d.	contains a toll-free telephone number for inquiries on disciplinary actions;

e.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

1)	the bid and offer quotations for the penny stock;

2)	the compensation of the broker-dealer and its salesperson in the transaction;

3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4)	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for the Company’s stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of The Company’s Common Stock

As of the date of this Prospectus, the Company has approximately Twenty-Two (22) common stockholders of record.

Reports

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by the Company’s independent accountants, and un-audited quarterly financial statements in its quarterly reports filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC website, www.sec.gov.

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Stock Transfer Agent

Our independent stock transfer agent is VStock Transfer LLC. Their mailing address is 18 Lafayette Place, Woodmere, NY 11598 and the phone number is (212) 828.8436.

E. Financial Statements

The Company’s financial statements are below starting on page F-1.

F. Selected Financial Data

Working Capital

	August 31, 2015	August 31, 2014
Current Assets	$146,607	$86,620
Current Liabilities	$1,447,015	$310,708
Working Capital Deficit	$(1,300,408)	$(224,088)

Cash Flows

	Year Ended
	August 31, 2015	August 31, 2014
Cash flows used in operating activities	$(595,003)	$(92,493)
Cash flows used in investing activities	(172,500)	(60,000)
Cash flows from financing activities	905,349	151,138
Net increase (decrease) in cash during period	$137,846	$(1,355)

G. Supplementary Financial Information

Included with the Financial Statements beginning on Page F-1 below.

H. Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF IFAN FINANCIAL, INC., AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results for the Quarter Ended November 30, 2015 Compared to the Quarter Ended November 30, 2014

Revenues:

The Company’s revenues were $0 for the quarter ended November 30, 2015 compared to $0 in 2014.

Expenses:

General and administrative expenses for the quarters ended November 30, 2015 and 2014 were $619,806 and $25, respectively. General and administrative expenses consisted primarily of stock-based compensation, consulting fees, professional fees, management fees, office expenses and preparing reports and SEC filings relating to being a public company. The increase was primarily attributable to increased corporate activity as a result of the acquisition of Mobicash and stock-based compensation. The Company incurred $114,624 and $103,342 of research and development expense during the three months ended November 30, 2015 and 2014, respectively. During the three months ended November 30, 2015, the Company recorded software amortization expenses of $294,017. The Company also recorded interest expense of $67,328 and a loss on change in fair value of derivative liabilities of $346,585 during the three months ended November 30, 2015.

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Net Loss:

Net loss for the quarter ended November 30, 2015 was $1,440,862 compared with a net loss of $275,888 for the quarter ended November 30, 2014. The increased net loss is largely due to cost related to higher general and administrative expenses, software amortization expense and change in fair value of derivative liabilities.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

Liquidity and Capital Resources

Working Capital

	November 30, 2015	August 31, 2015
	$	$
Current Assets	90,381	146,607
Current Liabilities	2,188,958	1,447,015
Working Capital Deficit	(2,098,577)	(1,300,408)

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

As of November 30, 2015, total current assets were $90,381.

As of November 30, 2015, total current liabilities were $2,188,958, which consisted of notes payable, convertible notes payable, accrued expenses and accounts payable, related party payables, common stock payable and derivative liabilities. We had negative net working capital of $2,098,577 as of November 30, 2015.

Cash Flows

	Three Months Ended
	November 30, 2015	November 30, 2014

Cash flows used in operating activities	$(363,165)	$(70,279)
Cash flows used in investing activities	-	(10,000)
Cash Flows provided by financing activities	315,700	98,220
Net increase (decrease) in cash during period	$(47,465)	$17,941

Cash flows from Operating Activities

During the three months ended November 30, 2015, cash used in operating activities was $363,165 compared to $70,279 for the three months ended November 30, 2014. The increase in the amounts of cash used for operating activities was primarily due to higher operating costs incurred by the Company.

Cash flows from Investing Activities

During the three months ended November 30, 2015 cash used in investing activities was $0 compared to $10,000 for the payment of a license during the three months ended November 30, 2014.

Cash flows from Financing Activities

During the three months ended November 30, 2015, cash provided by financing activities was $315,700 compared to $98,220 for the three months ended November 30, 2014. The increase in cash provided by financing activities during the three months ended November 30, 2015 is largely due to receiving proceeds from the sale of convertible notes.

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Results for the Fiscal Year Ended August 31, 2015 Compared to the Fiscal Year Ended August 31, 2014

Revenues:

The Company has generated no revenues since inception.

Expenses:

General and administrative expenses for the fiscal years ended August 31, 2015 and 2014 were $1,970,901 and $42,798, respectively. General and administrative expenses consisted primarily of stock-based compensation, consulting fees, professional fees, management fees, office expenses and preparing reports and SEC filings relating to being a public company. The increase was primarily attributable to increased corporate activity as a result of the acquisition of Mobicash and stock-based compensation. The Company incurred $186,068 and $0 of research and development expense during the year ended August 31, 2015 and 2014, respectively. During the year ended August 31, 2015 and 2014, the Company recorded license fee impairment of $28,000 and $0, respectively. During the year ended August 31, 2015, the Company recorded impairment expenses of $164,521 in relation to the impairment of the Company’s investment in IPIN common stock.

Net Loss:

Net loss for the fiscal year ended August 31, 2015 was $2,376,138 compared with a net loss of $41,798 for the year ended August 31, 2014. The increased net loss is largely due to cost related to share-based compensation, impairment expenses and costs incurred subsequent to the acquisition of Mobicash.

Impact of Inflation

We believe that the rate of inflation has had a negligible effect on our operations.

Liquidity and Capital Resources

Working Capital

	August 31, 2015	August 31, 2014
Current Assets	$146,607	$86,620
Current Liabilities	$1,447,015	$310,708
Working Capital Deficit	$(1,300,408)	$(224,088)

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by shareholders, management, and investors through capital investment and borrowing funds.

As of August 31, 2015, total current liabilities were $1,447,607, which consisted of notes payable, accrued expenses and accounts payable and common stock payable.

Cash Flows

	Year Ended
	August 31, 2015	August 31, 2014
Cash flows used in operating activities	$(595,003)	$(92,493)
Cash flows used in investing activities	(172,500)	(60,000)
Cash flows from financing activities	905,349	151,138
Net increase (decrease) in cash during period	$137,846	$(1,355)

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Cash flows from Operating Activities

During the year ended August 31, 2015, cash used in operating activities was $595,003 compared to $92,493 for the year ended August 31, 2014. The increase in the amounts of cash used for operating activities was primarily due a higher loss incurred by the Company.

Cash flows from Investing Activities

During the year ended August 31, 2015 cash used in investing activities was $172,500 compared to $60,000 for the year ended August 31, 2014. During the year ended August 31, 2015, the Company invested $100,000 in a convertible note receivable with a third party. The third party is a strategic partner who has agreed to adopt the Platform and assist in commercialization. The Company also invested $62,500 in software development and $10,000 in a license agreement.

Cash flows from Financing Activities

During the year ended August 31, 2015, cash provided by financing activities was $905,349 compared to $151,138 for the year ended August 31, 2014. The increase in cash provided by financing activities is due to receiving proceeds for the sale of common stock and warrants, third party borrowings, and advances from related parties.

Secured Promissory Note Agreement

On May 28, 2015, the Company and SBI Investments, LLC (“SBII”), completed a financing transaction that consisted of a Securities Purchase Agreement (the “SPA”), Two Secured Promissory Notes (the “Notes”), Stock Pledge Agreement (the “Pledge”), and Warrant Agreement, pursuant to which SBII has agreed to loan to the Company an aggregate of $550,000. The first note for $275,000 was issued by the Company on May 28, 2015 pursuant to the SPA and is due and payable on May 28, 2016 and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. The second note for $275,000 was issued on July 15, 2015 and payable on May 28, 2016, and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. Pursuant to the Pledge, the Company’s CEO and CFO pledged 11,000,000 shares of their restricted common stock to guarantee payment of the Notes issued pursuant to the SPA.

In connection with the issuance of the $550,000 of notes payable, the Company received cash proceeds of $482,500 and recorded a debt discount of $67,500 for the difference between the face value of the note and the cash proceeds. The Company also issued the lender 500,000 warrants in connection with the issuance of this debt with an exercise price of $0.50 per share and a term of 3 years. The Company determined the relative fair value of the warrants as of their issuance date using the following inputs; 3-year term; 141% - 145% volatility; 1% risk free rate; $0 dividends and determined the fair value was $27,636, which the Company recorded as debt discount.

Equity Line Agreement and Registration Rights Agreement with SBI Investments, LLC.

Completed on May 28, 2015, effective as of May 14, 2015, the Company has entered into a second Securities Purchase Agreement (the “Equity Line Agreement”) with SBII, pursuant to which the Company may issue and sell to SBII Two Million Dollars ($2,000,000) of the Company’s registered common stock (the “Shares”). The parties also entered into a Registration Rights Agreement dated May 14, 2015, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws (the “Registration Agreement”, and together with the Equity Line Agreement, the “Agreements”). Pursuant to the Agreements, the Company shall register the Shares pursuant to a registration statement on Form S-1 (or on such other form as is available to the Company within 60 days of the execution of the Agreements) (the “Registration Statement”). In addition, the Company agreed to use its best efforts to cause such registration statement to be declared effective within one hundred eighty (180) days after the initial filing with the Securities Exchange Commission (“SEC”). Pursuant to the terms of the agreements, the Company shall reserve a sufficient number of shares of the Company’s common stock for the purpose of enabling the Company to issue Shares pursuant to the Agreements.

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Subject to the terms and conditions of the Equity Line Agreement, the Company, at its sole and exclusive option, may issue and sell to SBII, and SBII shall purchase from the Company, the Shares upon the Company’s delivery of written notices to SBII. The aggregate maximum amount of all purchases that SBII shall be obligated to make under the Equity Line Agreement shall not exceed $2,000,000. Once a written notice is received by SBII, it shall not be terminated, withdrawn or otherwise revoked by the Company.

The amount for each purchase of the Shares as designated by the Company in the applicable draw down notices shall be equal to the lesser of (i) $25,000 or, (ii) two hundred percent (200%) of the average daily volume of the Company’s common stock based on the trailing ten (10) trading days preceding the first day of the draw down notice period delivery by the Company to SBII, and that the draw down amount requested will not cause the aggregate holdings of SBII shares of common stock of the Company to be greater than 4.99% of the issued and outstanding shares of common stock of the Company.

The purchase price for the Shares to be paid by SBII shall be eighty percent (80%) of the average of the three (3) lowest closing daily prices of the Company’s common stock during the five (5) consecutive trading days prior to the date of the Draw Down Notice from the Company to SBII or eighty-five percent (85%) of the price on the fifth trading day of the Draw Down Pricing Period. During such five (5) consecutive trading day period, the Company shall not subdivide or combine its common stock, or pay a common stock dividend or make any other purchase of its common stock.

During the term of the Equity Line Agreement (18 months unless sooner terminated), the Company shall not enter into any purchase or sale of future priced securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of its common stock pursuant to any equity line financing registered with the SEC on a Form S-1.

Also, during such term, the Company shall not enter into, amend, modify, or permit any transaction or arrangement with any of its officers, directors, persons who were officers or directors at any time during the previous two years, shareholders (and any of their family members) who beneficially own 5% or more of the common stock, or affiliates, except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any arms-length agreement or transaction on terms no less favorable than terms which would have been obtainable from a disinterested third party, or (iii) any transaction or arrangement approved by a majority of the disinterested directors of the Company.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

For all the terms and provisions of the Secured Promissory Note, Stock Pledge Agreement, Warrant Agreement, Equity Line of Credit, and Registration Rights Agreement, reference is hereby made to such documents that were filed with the SEC on June 2, 2015, as part of our Current Report on Form 8-K. All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibits.

Going Concern.

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive purchasing of manufacturing equipment and raw materials. For these reasons, the auditors stated in their report on the Company’s audited financial statements that they have substantial doubt that the Company will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of the year ending August 31, 2015, the Company has a net loss of $2,376,138, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

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Over the next 12 months, the Company plans to start manufacturing and selling its mobile payment platform and electronic payment related products. Upon securing a contract with companies who want to use our electronic payment systems we will begin receiving revenues; however, the Company cannot estimate the amount of time that it will take for those activities to generate sufficient revenues. In order to continue as a going concern during the next fiscal year, the Company if it does not raise enough funds from this Offering will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned research and development of our mobile payment platform and electronic payment products.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. A complete summary of these policies is included in Note 2 of the Company’s audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

I. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

Changes In Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On April 3, 2015, the Company, after review and recommendation by its board of directors, dismissed Kyle L. Tingle, CPA, LLC (“Tingle”) as the Registrant’s independent registered public accounting firm. The resignation was accepted by the Board of Directors of the Company (the “Board”).

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During the two most recent fiscal years and through the date of this report, there were no (1) disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused Tingle to make reference in its reports on the Company’s financial statements for such years to the subject matter of the disagreement, or (2) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Tingle on the financial statements of the Company, during the periods from August 31, 2011 through April 3, 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports stated there is substantial doubt about the Company’s ability to continue as a going concern.

(b) Engagement of New Independent Registered Public Accounting Firm.

On April 3, 2015, the Board of Directors approved the appointment of GBH CPAs, PC as the independent registered public accounting firm of the Company.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding GBH CPAs, PC engagement, neither the Company nor anyone on behalf of the Company consulted with GBH CPAs, PC regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and GBH CPAs, PC did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was the subject of a “disagreement” or a “reportable event,” as such terms are defined in Item 304(a)(1) of Regulation S-K.

There have been no disagreements with either independent registered accounting firm on issues of accounting or financial disclosure.

J. Quantitative and Qualitative Disclosures about Market Risk

None.

K. Directors, Executive Officers, Promoters and Control Persons

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

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The name, address, age and position of the company officer and director is set forth below:

Name and Business Address	Age	Position	Director Since
Mr. J. Christopher Mizer	48	President, CEO, and Director	April 28, 2014
Mr. Steve Scholl	65	Treasurer, CFO, Secretary and Director	April 28, 2014
John De Puy	84	Director	April 8, 2015
Jason Aplin	46	Vice President, and Director	November 16, 2015

Mr. J. Christopher Mizer and Mr. Steve Scholl were appointed on April 28, 2014, to their respective office/positions, both are expected to hold said offices/positions until the next annual meeting of the stockholders. Mr. John De Puy was appointed on April 8, 2015, as a Director and is expected to hold said position until the next annual meeting of the stockholders. Mr. Jason Aplin was appointed on November 16, 2015, as Vice President and as a Director and is expected to hold said offices/positions until the next annual meeting of the stockholders. The persons named above are the company’s only officers, directors, promoters and control persons.

Background Information about The Company’s Officers and Directors

Mr. J. Christopher Mizer, age 48: Mr. Mizer founded Vivaris, Ltd. in 1998 and is currently its President and Chief Executive Officer. Mr. Mizer has over 20 years of corporate finance, investment banking and management experience ranging from being an accountant at Ernst and Young to founding Vivaris, Ltd., a company that invests in and acquires middle-market businesses that are leaders in their market niches. Mr. Mizer is also, a former Vice President and Officer of the investment banking division of Key Corp., where he focused on merger, acquisition, and financing projects for Fortune 500 clients, private companies and successful entrepreneurs. The Board of Directors believes that Mr. Mizer’s financial and accounting knowledge as well as his business acumen would be a valuable asset to the Company.

Mr. Steve Scholl, age 64: Mr. Scholl is, currently the Vice-President of Vivaris, Ltd. In 2007, Mr. Scholl founded, and is currently the president of Dr. Horsepower, Inc., a firm that develops marketing and distribution strategies to introduce consumer products to the retail markets. Previously, Mr. Scholl was a Principal of National Schedule Masters, a software and consulting business focused on the land development and construction industries. While with National Schedule Masters, he built a national sales force and operational processes for entitlement and construction strategies for municipal, military and private-sector clients.

Mr. John De Puy, Age 83: Since 1993, Mr. De Puy has been the founder and President of OakTree Ventures, a financial services firm that specializes in capital formation. Mr. De Puy’s business background includes more than 25 years as an entrepreneur, CEO, management consultant and civic leader. He has been instrumental in investing in and advising more than 600 technology companies. John has also authored three books on aspects of entrepreneurial leadership. John completed the advanced management program at the Wharton School of Business at the University of Pennsylvania. He is a member Wharton Alumni Club, Los Angeles Ventures Association, Southern California Software Council, San Diego Software and Internet Council, and Association for Corporate Growth. He has also served as President and Chairman of the Board of USA Volleyball and is listed in Who’s Who in Leading Americans. As a Director of IFAN, he will advise the Company on capital formation and marketing strategy. Due to Mr. De Puy’s strong background in management and entrepreneurial ventures, we are excited to add his talents to our Company.

Jason Aplin, Age 46: Jason has 20 years of experience in the ecommerce industry. Mr. Aplin was the Managing Partner of W3 Edge from June 2010 until December 2011, where he directed American operations for the company. In January 2008, Mr. Aplin founded Obsidian, LLC a consultant company that specialized in social media marketing and content marketing, until December 2012, when he decided to found Tilde, LLC, and is still currently its CEO. Mr. Aplin founded Tilde because he wanted to focus on a manner in which brands could leverage the power of social media and multisite management, which was an area he thought, was not being serviced by the publishing industry. Mr. Aplin is currently the Chief Solutions Architect at Netclearance Systems where he is in charge of delivering enterprise solutions for the global needs of a cashless society and smart beacon enabled world since April 2015. Through Mr. Aplin’s experience in the ecommerce industry he has worked with strategists, agencies and brands on how to leverage technology to create engagement, collaboration, brand advocacy, and communities. Some of the brands that Mr. Aplin has worked on include: American Express, AOL, Coca Cola, Edelman, E.W. Scripps, The Indianapolis Colts, Microsoft, Sony, and others. For these reasons the Company thought that it would be of great benefit to appoint Mr. Aplin as our Vice President, a Director of the Company, and as our Director of Sales.

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Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only three directors two of which are not independent as they are also an officer. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive due to the current circumstances of the Company. Further, because there are only minimal operations, at the present time, it is believed the services of a financial expert are not warranted.

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

L. Executive Compensation and Corporate Governance

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the year ended August 31, 2015, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
J. Christopher Mizer President, CEO, Director	2015	nil	nil	$392,500	nil	35,000	$427,500
	2014	nil	nil	nil	nil	nil	nil

Steve Scholl Treasurer, CFO, Secretary, Director	2015	nil	nil	$392,500	nil	35,000	$427,500
	2014	nil	nil	nil	nil	nil	nil

John De Puy, Director	2015	nil	nil	$523,000	nil	nil	$523,000
	2014	nil	nil	nil	nil	nil	nil

Chris Menya Former CTO, Director	2015	nil	nil	nil	nil	nil	nil
	2014	nil	nil	nil	nil	nil	nil

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Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended August 31, 2015.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of four members. Mr. J. Christopher Mizer, Mr. Steve Scholl, Mr. Jason Aplin do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, because they are also officers of the Company. Mr. John De Puy does qualify as an independent director as he is not an officer of the Company. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

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Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the stockholders. Stockholders can direct communications to the Chief Executive Officer, Mr. J. Christopher Mizer, at our executive offices. However, while the Company appreciates all comments from Stockholders, it may not be able to individually respond to all communications. Management attempts to address stockholder questions and concerns in press releases and documents filed with the SEC so that all stockholders have access to information about the Company at the same time. Mr. J. Christopher Mizer collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Mr. J. Christopher Mizer, unless the communication is clearly frivolous.

M. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information at November 18, 2015, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to the Company), (ii) each of the Directors, (iii) each of the Executive Officers and (iv) all of the Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of January 11, 2016, the Company had 89,646,245 shares of Common Stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering(1)		No. of Shares After Offering(1)		Percentage of Ownership Before Offering (2)	Percentage of Ownership After Offering
Mr. J. Christopher Mizer	455,348,010	(3)	455,348,010	(3)	59.7%	59.7%
Mr. Steve Scholl	225,788,000	(4)	225,788,000	(4)	29.5%	29.5%
Mr. John De Puy	0		0		0%	0%
Mr. Jason Aplin	0		0		0%	0%
All Officers and Directors as a Group	681,136,010		681,136,010		89.2%	89.2%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based on 770,782,264 shares issued and outstanding, when fully converted.

(3)	Is based upon the conversion of 600,000 shares of our Series A Preferred Stock.

(4)	Is based upon the conversion of 300,000 shares of our Series A Preferred Stock.

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Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Stockholders

A total of 51,136,010 common shares have been issued to the company officers, directors and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s Common Stock in any market that may develop, of which there can be no assurance. The principal Stockholders do not have any plans to sell their shares at any time after this offering is complete.

N. Transactions With Related Persons, Promoters And Certain Control Persons

On October 3, 2014, in conjunction with the closing of our share exchange with Mobicash America, Inc., we issued 61,858 shares of Series A preferred stock to acquire up to 43,300,600 shares of our common stock to the Shareholders of Mobicash America, Inc., as follows:

First Name	Last Name	Series A Preferred Shares
Christopher	Menya	45,948
Irene	Kitimbo	9,278
Patrick	Ngabonziza	3,093
Deborah	Schuch	1,547
Dennis	Bays	1,547
Joseph	Begumisa	306
Brenda	Mukiibi	57
Solomey	Mukiibi	23
Marvin	Muhumuza	16
Alex	Mutebi	16
Erina	Kunobwa	14
Arthur	Ntozi	13
		61,858

As of November 30, 2015 and August 31, 2015, the Company had related party notes payable of $354,636 and $282,436, respectively, related to services provided to the Company that are non-interest bearing with no specific repayment terms. As of November 30, 2015, there were loans payable to two officers for $212,248 and $142,388, respectively. As of August 31, 2015, there were loans payable to two officers for $176,248 and $106,188, respectively.

Our Company has not had any other transactions during our last two fiscal years ended August 31, 2015 and 2014, and up until the period ending November 30, 2015, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Other than the foregoing, neither the director nor executive officer of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

60

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

●	Disclosing such transactions in reports where required;

●	Disclosing in any and all filings with the SEC, where required;

●	Obtaining disinterested directors consent; and

●	Obtaining shareholder consent where required.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the Company, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, the Company will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

The Company has filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission (the “SEC”). We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, pursuant to Section 13(a) or 15(d) of the Exchange Act, and other information as required. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

61

IFAN FINANCIAL, INC.

August 31, 2015

62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IFAN Financial, Inc.

San Diego, California

We have audited the accompanying consolidated balance sheet of IFAN Financial, Inc. as of August 31, 2015 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IFAN Financial, Inc. as of August 31, 2015 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

December 15, 2015

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

IFAN Financial, Inc.

San Diego, California

We have audited the accompanying balance sheet of IFAN Financial, Inc. as of August 31, 2014 and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IFAN Financial, Inc. as of August 31, 2014 and the results of its operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

December 2, 2014

Las Vegas, Nevada

F-2

IFAN Financial, Inc.

CONSOLIDATED BALANCE SHEETS

	August 31, 2015	August 31, 2014
CURRENT ASSETS
Cash	$137,846	$-
Prepaid expenses	8,761	56,620
Advance	-	30,000
TOTAL CURRENT ASSETS	146,607	86,620

Fixed assets, net	2,002	-
Software assets	4,766,764	-
Note receivable	100,000	-
Investments	-	164,521
License agreement, net	-	30,000
Other assets	5,315	-
TOTAL ASSETS	$5,020,688	$281,141

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$55,015	$-
Accrued liabilities – Mobicash	379,135
Due to related party	282,436	146,187
Short term notes payable, net of discount of $79,121 and $0, respectively	475,879	-
Common stock payable	254,550	164,521
TOTAL CURRENT LIABILITIES	1,447,015	310,708

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 961,858 and 900,000 issued and outstanding, respectively	962	900
Common stock, $0.001 par value, 800,000,000 shares authorized, 84,486,774 and 79,960,020 shares issued and outstanding, respectively	84,487	79,960
Additional paid-in capital (deficit)	5,948,213	(26,576)
Accumulated deficit	(2,459,989)	(83,851)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,573,673	(29,567)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,020,688	$281,141

The accompanying notes are an integral part of these consolidated financial statements.

F-3

IFAN Financial, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended	Year ended
	August 31, 2015	August 31, 2014
REVENUE

Revenues	$-	$-

OPERATING EXPENSES

Research and development	186,068	-
Selling, general and administrative	1,970,901	42,798
Impairment expense - license	28,000	-
Impairment expense - investment	164,521	-
Total operating expenses	2,349,490	42,798

Interest expense	28,193	-
Interest income	(1,545)	(1,000)

NET LOSS	$(2,376,138)	$(41,798)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	82,483,039	715,674,059

The accompanying notes are an integral part of these consolidated financial statements.

F-4

IFAN Financial, Inc.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended August 31, 2015 and 2014

	Preferred Stock		Common Stock		Additional
	Shares	Par Value	Shares	Par Value	Paid-In Capital	Accumulated Deficit	Total

Balance, August 31, 2013	-	$-	1,027,044,200	$1,027,044	$(1,014,572)	$(42,053)	$(29,581)

Shares cancelled for preferred shares	900,000	900	(947,084,180)	(947,084)	946,184	-	-

Contributed capital	-	-	-	-	41,812	-	41,812

Deemed dividend for beneficial conversion feature of preferred stock	-	-	-	-	-	1,750,161	1,750,161

Net loss	-	-	-	-	-	(1,791,959)	(1,791,959)

Balance, August 31, 2014	900,000	$900	79,960,020	$79,960	$(26,576)	$(83,851)	$(29,567)

Relative fair value of warrants issued with notes payable	-	-	-	-	27,636	-	27,636
Shares issued for acquisition of Mobicash	61,858	62	-	-	4,329,998	-	4,330,060
Issuance of common stock to IPIN	-	-	1,000,000	1,000	163,521	-	164,521
Issuance of common stock for cash	-	-	128,200	128	31,922	-	32,050
Amortization of stock-based compensation	-	-	3,398,554	3,399	1,421,712	-	1,425,111
Net loss	-	-	-	-	-	(2,376,138)	(2,376,138)

Balance, August 31, 2015	961,858	$962	84,486,774	$84,487	$5,948,213	$(2,459,989)	$3,573,673

The accompanying notes are an integral part of these consolidated financial statements.

F-5

IFAN Financial, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	August 31, 2015	August 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,376,138)	$(41,798)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation expense	2,772	-
Amortization of debt discount	16,015	-
Amortization of license agreement	22,000	-
Impairment expense on license agreement	28,000	-
Impairment expense on investment	164,521	-
Stock-based compensation	1,425,111	-
Change in operating assets and liabilities:
Prepaid expenses	37,859	(56,620)
Other assets	24,685	-
Accounts payable and accrued expenses	55,015	5,925
Accrued liabilities - Mobicash	5,157	-
NET CASH USED IN OPERATING ACTIVITIES	(595,003)	(92,493)

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to Mobicash America, Inc.	-	(30,000)
Investment in convertible note receivable	(100,000)	-
Payments for license	(10,000)	(30,000)
Payments for software development costs	(62,500)	-
NET CASH USED IN INVESTING ACTIVITIES	(172,500)	(60,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock and warrants	286,600	-
Proceeds from related party payables	208,249	151,138
Payments of related party advances	(72,000)	-
Proceeds from notes payable	482,500	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	905,349	151,138

NET INCREASE (DECREASE) IN CASH	137,846	(1,355)

CASH, BEGINNING OF PERIOD	-	1,355

CASH, END OF PERIOD	$137,846	$-

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NONCASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued to IPIN for common stock payable	$164,521	$-
Preferred stock issued for acquisition of Mobicash	$4,330,060	$-
Reclassification of prepaid expense to license agreement, net	$10,000	$-
Relative fair value of warrants issued as debt discount	$27,636	$-
Debt discount	$67,500	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-6

IFAN Financial, Inc.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2015

NOTE 1 – NATURE OF BUSINESS

The Company was incorporated in the State of Nevada on June 11, 2010 and established a fiscal year end of August 31. The initial business plan was to develop and distribute an organic clothing line designed for children.

On April 2014, the Company abandoned the business plan as an organic children’s clothing company. In June 2014, the Company signed an agreement with MobiCash America, Inc. to develop technology solutions in the mobile payment and social media markets. The Company acquired MobiCash America on October 3, 2014.

The Company and its wholly owned subsidiaries, iPIN Technologies, Inc. and Mobicash America, Inc., design, develop and distribute software that enhances and enable payments. Based in San Diego, the Company has a growing portfolio of solutions including a mobile optimized FDIC insured platform with the ability to facilitate on-demand payments, autopay, proximity payments and marketing, and a proprietary linked debit card. Our Platform additionally has ‘white label’ enterprise capabilities allowing for more opportunities. We will additionally deploy a prepaid card program and facilitate off Platform merchant services we call IFAN FinTech. We are positioned to transact nearly all merchant payment needs including mobile, e-commerce, merchant processing, split-funding, ACH, and EMV.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MobiCash America, Inc. and iPIN Technologies, Inc. Intercompany balances are eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Because the Company incurred a net loss during the years ended August 31, 2015 and 2014, respectively, diluted loss excludes all potential common shares from diluted loss per share. At August 31, 2015 and August 31, 2014, the Company had 673,300,600 and 630,000,000, respectively, potentially issuable shares upon the conversion of Series A preferred stock into common stock. At August 31, 2015 and August 31, 2014, the Company had 1,175,926 and 0, respectively, of potentially issuable shares upon the conversion of warrants into common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-7

Property and Equipment

Computers and equipment are stated at cost and depreciated using the straight-line method over the two-year estimated useful lives of the assets.

Software

The Company capitalized certain software totaling $4,766,764 and $0 during the years ending August 31, 2015 and 2014, respectively. The estimated useful life of costs capitalized is evaluated for each specific project and is expected to be four years and was placed into service on September 1, 2015.

Investments

Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Available-for-sale securities are reported at fair value with unrealized gains and losses included in stockholders’ equity.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

F-8

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Subsequent Events

The Company has evaluated all transactions from August 31, 2015 through the financial statement issuance date for disclosure consideration.

Recently Issued Accounting Pronouncements

In April, the FASB issued ASU 2015-03 to simplify the presentation of debt issuance costs. Debt issuance costs are specific incremental third party costs—other than those paid to the lender—that are directly attributable to issuing a debt instrument. Under the new guidance, debt issuance costs will be presented as a direct deduction from the carrying value of the associated debt, consistent with the existing presentation of a debt discount. Before the FASB issued this simplification, debt issuance costs were capitalized as an asset (i.e., a deferred charge). Early adoption is permitted. The Company has adopted this accounting pronouncement effective immediately.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – ACQUISITION OF MOBICASH

On October 3, 2014, the Company acquired Mobicash America, Inc. (“Mobicash” d/b/a “Quidme”), a company incorporated under the laws of the State of California, through a Share Exchange Agreement whereby the Company issued 61,858 shares of Series A convertible preferred stock convertible into common stock at a conversion ratio of 700 common shares for 1 Series A preferred stock (the “Conversion Ratio”) to the shareholders of Mobicash. The Company determined that the fair value of the Series A convertible preferred stock was $4,330,060 on October 3, 2014.

The acquisition was accounted for as a business combination. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed at their respective fair values at the date of acquisition. The amounts related to the acquisition were allocated to the assets acquired and the liabilities assumed on the date of acquisition as follows:

October 3, 2014
Total consideration paid	$4,330,060

Software assets	4,704,264
Fixed assets	4,774
Total assets acquired	4,709,038

Accounts payable and accrued liabilities	373,978
Note payable	5,000
Total liabilities assumed	378,978

F-9

Unaudited Pro forma information

The following (unaudited) pro forma consolidated results of operations have been prepared as if the acquisition of Mobicash occurred on September 1, 2013:

August 31, 2014
Revenues	$-
Net loss	$(487,187)
Net loss per share – basic and diluted	$(0.00)
Weighted average shares outstanding	758,974,659

The following (unaudited) pro forma balance sheet has been prepared as if the acquisition of Mobicash occurred on September 1, 2013:

August 31, 2014
Total current assets	$101,091
Total long-term assets	$169,295
Total current liabilities	$650,784
Total long-term liabilities	$5,000

The Company evaluated the investment in the software assets acquired in the Mobicash acquisition for recoverability at August 31, 2015 and concluded that no impairment was necessary.

NOTE 5 – NOTE RECEIVABLE

During July 2015, the Company purchased a $100,000 convertible promissory note from a third party (the “Investee”). The note bears interest at 6% per annum. All unpaid interest and principal shall be due and payable to the Company on or after May 29, 2017. In the event the Investee issues or sells shares of its equity securities to investors on or before May 29, 2017 with total proceeds of not less than $2,000,000 (excluding the conversion of notes), then the Company’s $100,000 investment and any unpaid accrued interest shall automatically convert into such equity securities of the Investee at a conversion price as defined in the convertible promissory note agreement. During the year ended August 31, 2015, the Company recorded interest income of $1,545 on this investment.

NOTE 6 – INVESTMENT

During the year ended August 31, 2014, the Company received 1,000,000 shares of common stock in IPIN Debit Network, Inc., which the Company recorded as an investment of $164,521. During the year ended August 31, 2015, the Company fully impaired this investment.

NOTE 7 – LICENSE AGREEMENT

On May 15, 2014, the Company entered into a two-year License Agreement (the “License Agreement”) with IPIN Debit Network, Inc., a New Brunswick, Canada corporation (“IPIN”) for the Company’s use and distribution of IPIN’s technology, systems and products related to electronic payment processing and its United States Letters Patents. After the two-year period, the License Agreement shall be automatically renewable for successive one-year periods up to an additional ten years provided that IPIN has received a minimum of $5,000,000 in royalty payments for each of the three (3) through twelve (12) successive years from the signing of the License Agreement.

F-10

In connection with the License Agreement, the Company was required to issue 1,000,000 shares of the Company’s common stock to IPIN and IPIN was required to issue 1,000,000 shares of IPIN common stock to the Company. The Company was issued the IPIN common stock during the year ended August 31, 2014 and recorded the estimated fair value of the IPIN common stock of $164,521 as an investment and recorded a corresponding common stock payable. The 1,000,000 shares of common stock of the Company were issued to IPIN on January 5, 2015. The Company recorded an impairment of $164,521 for its investment in IPIN common stock during year ended August 31, 2015.

Pursuant to the License Agreement, the Company was required to pay $250,000 to IPIN in the following amounts upon achieving the following benchmarks:

a)	$10,000 upon execution of the License Agreement (“Benchmark A”);

b)	$20,000 when IPIN successfully demonstrates the integration, publishing design, and onboarding screens of its technology with the Android application package file (“Benchmark B”);

c)	$20,000 when IPIN successfully integrates the Android app with the IPIN device as demonstrated by transferring the transaction details to the app after a card swipe occurs (“Benchmark C”);

d)	$60,000 when IPIN successfully demonstrates a card transaction including posting the status to the merchant call back uniform resource locator (“Benchmark D”);

e)	$60,000 when IPIN successfully demonstrates a front end data base set up that enables an IPIN device user to affect an IPIN device transaction (“Benchmark E”);

f)	$60,000 when IPIN successfully demonstrates the completed, back-end development of the IPIN device Android app including any and changes needed to support it (“Benchmark F”); and

g)	$20,000 when IPIN successfully demonstrates the completed testing and deployment for in house participants applying the iPIN device Android app to the iPIN device for Apple iOS app, including testing and deployment (“Benchmark G”).

During the year ended August 31, 2014, the Company pre-paid IPIN $66,620 at the inception of the License Agreement, which the Company recorded as prepaid expense. The Company achieved Benchmarks A and Benchmark B during the year ended August 31, 2014 and applied $10,000 of its prepaid expense against the milestone payments and paid IPIN $20,000 and classified these amounts ($30,000 in aggregate) as license asset in the consolidated balance sheet.

During the year ended August 31, 2015, the Company paid IPIN $10,000 in connection with achieving Benchmark C and applied $10,000 of its prepaid expense toward the benchmark obligation and classified these amounts ($22,000 in aggregate) as license asset in the consolidated balance sheet. During the year ended August 31, 2015, the Company and IPIN abandoned the agreement and the Company expensed the remainder of the prepaid expense ($46,620) attributable to this agreement. During the year ended August 31, 2015, the Company recorded amortization expense of $22,000 on the license agreement, and then recorded an impairment expense of $28,000 upon abandoning the agreement. IPIN has ceased developing the technology pursuant to the license agreement.

NOTE 8 – FIXED ASSETS

The Company’s fixed assets consist of used computer equipment acquired in connection with the acquisition of Mobicash and have a remaining estimated useful life of one year. Property and equipment consist of the following:

	August 31, 2015	August 31, 2014
Computer and Equipment	$4,774	$-
Less accumulated depreciation	(2,772)	-
Total	$2,002	$-

The Company recorded depreciation expense of $12,251 and $0 during the years ended August 31, 2015 and 2014, respectively.

F-11

NOTE 9 – NOTES PAYABLE

The Company has a $5,000 note payable to an individual due in November 2015. The note bears interest at 10% per annum.

Secured Promissory Note Agreement

On May 28, 2015, the Company and SBI Investments, LLC (“SBII”), completed a financing transaction that consisted of a Securities Purchase Agreement (the “SPA”), Two Secured Promissory Notes (the “Notes”), Stock Pledge Agreement (the “Pledge”), and Warrant Agreement, pursuant to which SBII agreed to loan the Company an aggregate of $550,000. The first note for $275,000 was issued by the Company on May 28, 2015 pursuant to the SPA and is due and payable on May 28, 2016 and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. The second note for $275,000 was issued on July 15, 2015 and payable on May 28, 2016, and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. Pursuant to the Pledge, the Company’s CEO and CFO pledged 11,000,000 shares in the aggregate of their restricted common stock to guarantee payment of the Notes issued pursuant to the SPA.

In connection with the issuance of the $550,000 of notes payable, the Company received cash proceeds of $482,500 and recorded a debt discount of $67,500 for the difference between the face value of the note and the cash proceeds. The Company also issued the lender 500,000 warrants in connection with the issuance of this debt with an exercise price of $0.50 per share and a term of 3 years. The Company determined the relative fair value of the warrants as of their issuance date using the following inputs; 3-year term; 141% - 145% volatility; 1% risk free rate; $0 dividends and determined the fair value was $27,636, which the Company recorded as debt discount.

During the year ended August 31, 2015, the Company recognized $16,015 of amortization expense and have $79,121 in unamortized debt issuance costs as of August 31, 2015.

NOTE 10 – EQUITY

Authorized shares

On May 8, 2014, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to Eight Hundred Ten million shares (810,000,000) of which Eight Hundred Million (800,000,000) shall be shares of Common Stock, par value $0.001 per share, and Ten million (10,000,000) shall be shares of Preferred Stock, par value $0.001 per share with One million (1,000,000) of such shares being designated as Series A Preferred Stock.

Common stock

During the year ended August 31, 2015, the Company received $36,600 of cash proceeds pursuant to subscription agreements with third parties to purchase the common stock of the Company for $0.25 per share. During the year ended August 31, 2015, the Company has issued 128,200 shares of common stock pursuant to these subscription agreements. As of August 31, 2015, the Company has recorded a common stock payable of $4,550 as the Company has an obligation to issue the remaining 18,000 shares of common stock pursuant to the subscription agreements.

During the year ended August 31, 2015, the Company received $250,000 of cash proceeds pursuant to a subscription agreement with an investor to purchase common stock of the Company for $0.27 per share and an equal number of warrants. As of May 31, 2015, the Company has recorded a common stock payable of $250,000 related to its obligation to issue 925,926 shares of the Company’s common stock. See Warrants below.

During the year ended August 31, 2015, the Company issued 3,398,554 shares of common stock for services. The Company recorded stock-based compensation expense of $1,425,111 based on the grant date fair value of the common stock of the Company on the issuance dates.

F-12

During the year ended August 31, 2015, the Company issued 1,000,000 shares of the Company’s common stock valued at $164,521 to IPIN which were recorded as common stock payable at August 31, 2014. The 1,000,000 shares were issued in January 2015.

Equity line of Credit

During May 2015, the Company entered into a second Securities Purchase Agreement (the “Equity Line Agreement”) with SBII, pursuant to which the Company may issue and sell to SBII $2,000,000 of the Company’s common stock (the “Shares”) subject to a registration rights agreement. The aggregate maximum amount of all purchases that SBII shall be obligated to make under the Equity Line Agreement shall not exceed $2,000,000. The purchase price for the Shares to be paid by SBII shall be eighty percent (80%) of the average of the three (3) lowest closing daily prices of the Company’s common stock during the five (5) consecutive trading days prior to the date of the draw down notice from the Company to SBII or eighty-five percent (85%) of the price on the fifth trading day of the draw down pricing period.

The Company did not sell any shares pursuant to the Equity Line Agreement during the year ended August 31, 2015.

Preferred stock

On May 8, 2014, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock. The terms of the Certificate of Designation of the Series A Preferred Stock, include the right to vote in aggregate, on all shareholder matters equal to 700 votes per share of Series A Preferred Stock and each Series A Preferred Stock share is convertible into shares of our common stock at a conversion rate of 700 shares of common stock for each one (1) share of Series A Preferred Stock.

On May 8, 2014, the Company issued 600,000 shares of Series A Preferred Stock to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares of common stock.

During the year ended August 31, 2015, the Company issued 61,858 shares of Series A preferred stock convertible into common stock of the Company as consideration for the acquisition of Mobicash. See Note 4.

Contributed Capital

During the year ended August 31, 2014, the Company had a change of control of majority shareholders. In conjunction with the change of control, liabilities of $41,989, offset by $177 cash held in escrow owed to and incurred by prior management are not to be repaid and were included as contributed capital.

Warrants

Pursuant to a subscription agreement with an investor to purchase the Company’s common stock at $0.27 per share, the Company also issued warrants to the investor to purchase 925,926 shares of the Company’s common stock with a $1.00 per share exercise price. The warrants expire on December 31, 2015. The Company determined the fair value of the warrants as of their issuance date using the following inputs; 1-year term; 152% volatility; 1% risk free rate; $0 dividends and determined the fair value was approximately $246,000.

Pursuant to the Secured Promissory Note Agreement (See Note 8), the Company issued 500,000 warrants to a lender. The Company determined the relative fair value of the warrants as of their issuance date using the following inputs; 3-year term; 141% - 145% volatility; 1% risk free rate; $0 dividends and determined the fair value was $27,636, which the Company recorded as debt discount.

	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted average remaining contractual life (years)
Outstanding at August 31,2014	-	$-	-	$-
Granted	1,425,926	0.82	-	1.70
Exercised		-
Expired	-	-
Outstanding and exercisable at August 31, 2015	1,425,926	$0.82	$-	$1.70

F-13

NOTE 11 – FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s investments that were accounted for at fair value on a recurring basis:

Quoted Prices
	In Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	Carrying Value
As of August 31, 2015	$-	$-	$-	$-
As of August 31, 2014	$-	$-	$164,521	$164,521

The following table sets forth a reconciliation of changes in the fair value of financial assets classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Years Ended August 31,
	2015	2014
Beginning balance	$164,521	$-
Impairment expense	(164,521)	-
Additions	-	164,521
Ending balance	$-	$164,521

NOTE 12 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for uncertainty in income taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax assets at August 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets:
Net operating loss carry-forwards	$352,696	$29,347
Valuation allowance	(352,696)	(29,347)
Net deferred tax assets	$-	$-

The following table provides reconciliation between income taxes computed at the federal statutory rate and our provision for income taxes for the years ended August 31, 2015 and 2014:

	2015	2014
Federal income taxes at 34%	$(807,887)	$(14,211)
Stock-based compensation	484,538	-
Change in valuation on allowance	323,349	14,211
Provision for income taxes	$-	$-

F-14

NOTE 13 – RELATED PARTY TRANSACTIONS

As of August 31, 2015 and August 31, 2014, the Company had related party notes payable of $282,436 and $146,187, respectively, related to services provided to the Company that are non-interest bearing with no specific repayment terms. As of August 31, 2015, there were loans payable to two officers for $176,248 and $106,188, respectively. As of August 31, 2014, there were loans payable to two officers for $128,554 and $17,633, respectively.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

In September 2015, the Company began legal proceedings against certain former officers, owners and shareholders of Mobicash, in connection with the acquisition of Mobicash by the Company. It is the Company’s contention that the officers and owners of Mobicash misrepresented the state of the Mobicash assets and products, as well as participated in manipulative and inappropriate accounting procedures. The former management has claimed approximately $379,000 of compensation and other expenses that were not disclosed to the Company as of the date of acquisition. Accordingly, the Company does not believe it owes these liabilities, however, as of August 31, 2015 the Company has recorded these claims in the accompanying financial statements as a contingency pending resolution of the dispute. Following is a summary of the claims recorded as accrued liabilities by the Company as of August 31, 2015 that are recorded in the consolidated balance sheet of the Company: It is not possible at this time to predict the timing or outcome of this dispute.

August 31, 2015

Accounts payable and accrued liabilities	$110,463
Accrued salaries and payroll taxes	233,163
Advances	35,509
Total	$379,135

The Company also assumed a $5,000 note payable in connection with the acquisition of Mobicash, which the Company recorded as short-term notes payable in the consolidated balance sheet as of August 31, 2015. See Note 9.

At August 31, 2015, the Company has a lease commitment of $35,044 that extends until August of 2016. Rent expense for the year ending August 31, 2015 was $18,900.

NOTE 15 – SUBSEQUENT EVENTS

During October 2015, the Company issued third parties 3,589,471 shares of common stock for services. The Company will record stock compensation of $247,763 based on the grant date fair value of the common stock.

During October 2015, the Company entered into an agreement with a third party whereby the Company will borrow $250,000 in exchange for issuing two notes including a $165,000 convertible note payable bearing interest at 8% and a $110,000 convertible note payable bearing interest at 8% each due one year from the date of issuance. The notes payable shall be convertible at a rate of 80% of the average of the lowest 3 trading prices during the 20 trading day period ending on the last complete trading day prior to the conversion. Also, if at any time when the notes are issued and outstanding, the borrower issues or sells any share of common stock for no consideration or for consideration per share which is less than the conversion price in effect on the date of such issuance. The conversion price will be reduced to the amount of the consideration per share received by the borrower in such dilutive issuance.

During November 2015, the Company issued its CEO 750,000 shares of the Company’s common stock. The Company will record stock compensation expense of $82,500 based on the grant date fair value of the common stock.

During November 2015, the Company issued a third party 120,000 shares of common stock for services. The Company will record stock compensation of $18,000 based on the grant date fair value of the common stock.

During December 2015, the Company issued its CFO 750,000 shares of the Company’s common stock. The Company will record stock compensation expense of $120,000 based on the grant date fair value of the common stock.

F-15

CONSOLIDATED FINANCIAL STATEMENTS

IFAN Financial, Inc.

As of and for the three months ended

November 30, 2015

(Unaudited)

F-16

IFAN Financial, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	November 30, 2015	August 31, 2015
CURRENT ASSETS
Cash	$90,381	$137,846
Prepaid expense	-	8,761
TOTAL CURRENT ASSETS	90,381	146,607

Fixed assets, net	-	2,002
Software assets, net	4,472,747	4,766,764
Note receivable	100,000	100,000
Other assets, net	6,811	5,315
TOTAL ASSETS	$4,669,939	$5,020,688

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$80,546	$55,015
Accrued liabilities in dispute - Mobicash	379,135	379,135
Due to related party	354,636	282,436
Short term notes payable, net of discount of $46,241 and $79,121, respectively	508,759	475,879
Convertible notes payable, net of discount of $253,753 and $0, respectively	21,247	-
Derivative liabilities	590,085	-
Common stock payable	254,550	254,550
TOTAL CURRENT LIABILITIES	2,188,958	1,447,015

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 961,858 issued and outstanding	962	962
Common stock, $0.001 par value, 800,000,000 shares authorized, 88,896,245 and 84,486,774 shares issued and outstanding, respectively	88,896	84,487
Additional paid-in capital	6,291,974	5,948,213
Accumulated deficit	(3,900,851)	(2,459,989)
TOTAL STOCKHOLDERS’ EQUITY	2,480,981	3,573,673
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,669,939	$5,020,688

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

IFAN Financial, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months	Three months
	ended	ended
	November 30, 2015	November 30, 2014
REVENUE

Revenues	$-	$-
OPERATING EXPENSES
Research and development	114,624	103,342
Selling, general and administrative	619,806	25
Software amortization	294,017	-
Amortization of license agreement	-	8,000
Impairment expense	-	164,521
Total operating expenses	1,028,447	275,888

Change in fair value of derivative liabilities	346,585	-
Interest expense	67,328	-
Interest income	(1,498)	-

NET LOSS	$(1,440,862)	$(275,888)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.02)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	86,816,674	79,960,020

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

IFAN Financial, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months	Three months
	ended	ended
	November 30, 2015	November 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,440,862)	$(275,888)
Adjustments to reconcile net income loss to net cash used in operating activities:
Stock-based compensation	348,170	-
Depreciation expense	2,002	1,188
Amortization of software	294,017	-
Amortization of license agreement	-	8,000
Impairment expense	-	164,521
Change in fair value of derivative liabilities	346,585	-
Amortization of debt discount	54,127	-
Change in operating assets and liabilities:
Prepaid expense	8,761	30,000
Other assets	(1,496)	-
Accounts payable and accrued expenses	25,531	1,900
NET CASH USED IN OPERATING ACTIVITIES	(363,165)	(70,279)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for license	-	(10,000)
NET CASH USED IN INVESTING ACTIVITIES	-	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	34,100
Proceeds from related party payable	72,200	64,120
Proceeds from convertible notes payable	243,500	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	315,700	98,220

NET INCREASE (DECREASE) IN CASH	(47,465)	17,941

CASH, BEGINNING OF PERIOD	137,846	-

CASH, END OF PERIOD	$90,381	$17,941

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NONCASH FINANCING AND INVESTING ACTIVITIES:
Original issue discount on convertible debt	$31,500	$-
Original issue discount due to embedded derivative liabilities on convertible debt	$243,500	$-
Preferred stock issued for acquisition of Mobicash	$-	$4,330,060

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

IFAN Financial, Inc.

Notes to the consolidated financial statements

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

The Company was incorporated in the State of Nevada on June 11, 2010 and established a fiscal year-end of August 31. The initial business plan was to develop and distribute an organic clothing line designed for children.

On April 2014, the Company abandoned the business plan as an organic children’s clothing company. In June 2014, the Company signed an agreement with MobiCash America, Inc. to develop technology solutions in the mobile payment and social media markets. The Company acquired MobiCash America on October 3, 2014 which consisted primarily of proprietary software code.

The Company and its wholly owned subsidiaries, iPIN Technologies, Inc. and Mobicash America, Inc., design, develop and distribute software that enhances and enable payments. Based in San Diego, the Company has a growing portfolio of solutions including a mobile optimized FDIC insured platform with the ability to facilitate on-demand payments, autopay, proximity payments and marketing, and a proprietary linked debit card. Our Platform additionally has ‘white label’ enterprise capabilities allowing for more opportunities. We will additionally deploy a prepaid card program and facilitate off Platform merchant services we call IFAN FinTech. We are positioned to transact nearly all merchant payment needs including mobile, e-commerce, merchant processing, split-funding, ACH, and EMV.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, MobiCash America, Inc. and iPIN Technologies, Inc. Intercompany balances are eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Because the Company incurred a net loss during the quarters ended November 30, 2015 and 2014, respectively, diluted loss excludes all potential common shares from diluted loss per share. At November 30, 2015 and 2014, the Company had the following potentially issuable shares:

	November 30, 2015	November 30, 2014
Convertible preferred stock	673,300,600	673,300,600
Convertible debt	3,966,346	-
Warrants	1,675,926	-
Total	678,942,872	673,300,600

F-20

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Fixed Assets

Computers and equipment are stated at cost and depreciated using the straight-line method over the two-year estimated useful lives of the assets.

Software

The estimated useful life of software costs capitalized is four years and was placed into service on September 1, 2015.

Derivative Liabilities

The Company follows Financial Accounting Standards Board, Derivatives and Hedging ASC 815-40, which limits the extent to which the conversion or exercise price of an instrument can be adjusted for subsequent transactions. The Company utilizes a two-step process to determine whether an instrument is indexed to its stock: (a) evaluate the instrument’s contingent exercise provisions, if any and (b) evaluate the instrument’s settlement provisions. If it is determined the instrument is not indexed to the Company’s stock, the instrument is recognized as a derivative at issuance and is measured at fair value at each reporting period and the change is recorded in earnings.

Stock-Based Compensation

The Company measures stock-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, over the vesting or service period, as applicable, of the stock award using the straight-line method.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 – 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 – 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:	Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

F-21

As required by FASB ASC Topic No. 820 – 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Subsequent Events

The Company has evaluated all transactions from November 30, 2015 through the financial statement issuance date for disclosure consideration.

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company´s consolidated financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – ACQUISITION OF MOBICASH

On October 3, 2014, the Company acquired Mobicash America, Inc. (“Mobicash” d/b/a “Quidme”), a company incorporated under the laws of the State of California, through a Share Exchange Agreement whereby the Company issued 61,858 shares of Series A convertible preferred stock convertible into common stock at a conversion ratio of 700 common shares for 1 Series A preferred stock (the “Conversion Ratio”) to the shareholders of Mobicash. The Company determined that the fair value of the Series A convertible preferred stock was $4,330,060 on October 3, 2014.

The acquisition was accounted for as a business combination. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed at their respective fair values at the date of acquisition. The amounts related to the acquisition were allocated to the assets acquired and the liabilities assumed on the date of acquisition as follows:

F-22

October 3, 2014
Total consideration paid	$4,330,060

Software assets	4,704,264
Fixed assets	4,774
Total assets acquired	4,709,038

Accounts payable and accrued liabilities	373,978
Note payable	5,000
Total liabilities assumed	378,978

The Company evaluated the investment in the software assets acquired in the Mobicash acquisition for recoverability at November 30, 2015 and concluded that no impairment was necessary.

NOTE 5 – NOTE RECEIVABLE

During July 2015, the Company purchased a $100,000 convertible promissory note from a third party (the “Investee”). The note bears interest at 6% per annum. All unpaid interest and principal shall be due and payable to the Company on or after May 29, 2017. In the event the Investee issues or sells shares of its equity securities to investors on or before May 29, 2017 with total proceeds of not less than $2,000,000 (excluding the conversion of notes), then the Company’s $100,000 note receivable and any unpaid accrued interest shall automatically convert into such equity securities of the Investee at a conversion price as defined in the convertible promissory note agreement. During the three months ended November 30, 2015, the Company recorded interest income of $1,498 on this note receivable.

NOTE 6 – INVESTMENT

During the three months ended August 31, 2014, the Company received 1,000,000 shares of common stock in IPIN Debit Network, Inc., which the Company recorded as an investment of $164,521. During the three months ended November 30, 2014, the Company fully impaired this investment.

NOTE 7 – FIXED ASSETS

The Company’s fixed assets consist of used computer equipment acquired in connection with the acquisition of Mobicash and have a remaining estimated useful life of one year. Property and equipment consist of the following:

	November 30, 2015	August 31, 2015
Computer and Equipment	$4,774	$4,774
Less accumulated depreciation	(4,774)	(2,772)
Total	$-	$2,002

The Company recorded depreciation expense of $2,002 and $1,188 during the three months ending November 30, 2015 and 2014, respectively.

NOTE 8 – SOFTWARE ASSETS

Software assets consist of the following:

	November 30, 2015	August 31, 2015
Software assets	$4,766,764	$4,766,764
Less accumulated depreciation	(294,017)	-
Total	$4,472,747	$4,766,764

F-23

The Company recorded software amortization expense of $294,017 and $0 during the three months ending November 30, 2015 and 2014, respectively.

NOTE 9 – NOTES PAYABLE

The Company has a $5,000 note payable to an individual due in November 2015. The note bears interest at 10% per annum and is past due.

Secured Promissory Note Agreement

On May 28, 2015, the Company and SBI Investments, LLC (“SBII”), completed a financing transaction that consisted of a Securities Purchase Agreement (the “SPA”), Two Secured Promissory Notes (the “Notes”), Stock Pledge Agreement (the “Pledge”), and Warrant Agreement, pursuant to which SBII agreed to loan the Company an aggregate of $550,000. The first note for $275,000 was issued by the Company on May 28, 2015 pursuant to the SPA and is due and payable on May 28, 2016 and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. The second note for $275,000 was issued on July 15, 2015 and payable on May 28, 2016, and accrues interest at 10% per annum payable at three, six and nine months from the issuance date. Pursuant to the Pledge, the Company’s CEO and CFO pledged 11,000,000 shares in the aggregate of their restricted common stock to guarantee payment of the Notes issued pursuant to the SPA.

In connection with the issuance of the $550,000 of notes payable, the Company received cash proceeds of $482,500 and recorded a debt discount of $67,500 for the difference between the face value of the note and the cash proceeds. The Company also issued the lender 500,000 warrants in connection with the issuance of this debt with an exercise price of $0.50 per share and a term of 3 years. The Company determined the relative fair value of the warrants as of their issuance date using the following inputs; 3-year term; 141% - 145% volatility; 1% risk free rate; $0 dividends and determined the fair value was $27,636, which the Company recorded as debt discount.

During the three months ended November 30, 2015, the Company recorded debt discount amortization of $32,880.

NOTE 10 – CONVERTIBLE NOTES PAYABLE

During October 2015, the Company entered into an agreement with a third party whereby the Company received net cash proceeds of $243,500 in exchange for issuing two notes including a $165,000 convertible note payable bearing interest at 8% and a $110,000 convertible note payable bearing interest at 8% each due one year from the date of issuance. The notes payable are convertible at a rate of 80% of the average of the lowest 3 trading prices during the 20 trading day period ending on the last complete trading day prior to the conversion. Also, if at any time when the notes are issued and outstanding, the borrower issues or sells any share of common stock for no consideration or for consideration per share which is less than the conversion price in effect on the date of such issuance. The conversion price will be reduced to the amount of the consideration per share received by the borrower in such dilutive issuance.

The number of shares of common stock to be issued upon conversion shall be determined by dividing the conversion amount by the applicable conversion price. The conversion amount means the principal amount of the convertible note and, at the lender´s option, accrued and unpaid interest, default interest, and any other amounts owed to the lender pursuant to the terms of these convertible notes.

The conversion price of the convertible notes is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the conversion feature on the convertible notes was recognized as a derivative instrument at issuance and is measured at fair value at each reporting period.

As the fair value of the derivative liabilities exceeded the carrying value of the convertible notes payable, the Company recorded a $275,000 original issue discount on the convertible notes. See Note 11.

The Company also issued the lender 250,000 warrants in connection with the issuance of the convertible notes. See Note 12.

See detail summary below for carrying value of convertible notes payable as of November 30, 2015.

Face value of debt upon issuance of convertible notes	$275,000
Less: Original issue discount	(275,000)
Carrying value at issuance	-
Amortization of debt discount	21,247
Carrying value at November 30, 2015	$21,247

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NOTE 11 – EMBEDDED DERIVATIVE LIABILITIES

The Company determined that the convertible notes contain an embedded derivative instrument as the conversion price is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the convertible notes were recognized as derivative instruments at issuance and is measured at fair value at each reporting period. The Company determined that the initial valuation of the derivative liabilities was $322,825 (of which $243,500 was recorded to original issue discount and $79,325 was recorded to the increase in fair value of derivative liabilities) on the convertible notes.

The Company determined the fair values of the embedded derivatives on the grant dates using a black scholes model with the following assumptions:

●	Convertible notes payable - stock price on the issuance dates of $0.09-$0.11 per share, term of 1 year, expected volatility of 153%, discount rate of 1.0%-1.3%, expected dividends of 0%.

●	Convertible notes payable - stock price on the measurement date of $0.20 per share, term of 0.90 years, expected volatility of 153%, and a discount rate of 1.2%.

Activity for embedded derivative instruments during the three months ended November 30, 2015 was as follows:

Initial valuation
		of embedded	Increase
		derivative	in
		instruments	fair value of
	Balance at	issued during	derivative	Balance at
	August 31, 2015	the period	liabilities	November 30, 2015
Convertible notes	$-	$243,500	$346,585	$590,085

NOTE 12 – EQUITY

Common stock

During the three months ended November 30, 2015, the Company issued 4,409,471 shares of common stock for services. The Company recorded stock-based compensation expense of $348,170 based on the grant date fair value of the common stock of the Company on the issuance dates.

Equity line of Credit

During May 2015, the Company entered into a second Securities Purchase Agreement (the “Equity Line Agreement”) with SBII, pursuant to which the Company may issue and sell to SBII $2,000,000 of the Company’s common stock (the “Shares”) subject to a registration rights agreement. The aggregate maximum amount of all purchases that SBII shall be obligated to make under the Equity Line Agreement shall not exceed $2,000,000. The purchase price for the Shares to be paid by SBII shall be eighty percent (80%) of the average of the three (3) lowest closing daily prices of the Company’s common stock during the five (5) consecutive trading days prior to the date of the draw down notice from the Company to SBII or eighty-five percent (85%) of the price on the fifth trading day of the draw down pricing period.

The Company did not sell any shares pursuant to the Equity Line Agreement during the three months ended November 30, 2015.

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Preferred stock

During the three months ended November 30, 2014, the Company issued 61,858 shares of Series A preferred stock convertible into common stock of the Company as consideration for the acquisition of Mobicash. See Note 4.

Warrants

Pursuant to the issuance of convertible notes during the three months ended November 30, 2015, the Company issued warrants to the lender to purchase 250,000 shares of the Company’s common stock with a $0.12 per share exercise price. The warrants expire in October, 2018. The Company determined the fair value of the warrants as of their measurement date using the following inputs; 3-year term; 240% volatility; 1% risk free rate; $0 dividends and determined the fair value was approximately $21,500. The intrinsic value of these warrants as of the issuance date was $7,500.

	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value	Weighted average remaining contractual life (years)
Outstanding at August 31, 2015	1,425,926	$0.82	-	$-
Granted	250,000	0.12	$7,500	3.0
Exercised	-	-
Expired	-	-
Outstanding and exercisable at November 30, 2015	1,675,926	$0.72	$20,000	$1.2

NOTE 13 – FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s derivative liabilities that were accounted for at fair value on a recurring basis:

Quoted Prices
	In Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	Carrying Value
As of November 30, 2015	$-	$-	$590,085	$590,085
As of August 31, 2015	$-	$-	$-	$-

The following table sets forth a reconciliation of changes in the fair value of financial assets classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Three months Ended November 30,
	2015	2014
Beginning balance	$-	$164,521
Impairment expense	-	(164,521)
Additions	243,500	-
Change in fair value of derivative liabilities	346,585	-
Ending balance	$590,085	$-

NOTE 14 – RELATED PARTY TRANSACTIONS

As of November 30, 2015 and August 31, 2015, the Company had related party notes payable of $354,636 and $282,436, respectively, related to services provided to the Company that are non-interest bearing with no specific repayment terms. As of November 30, 2015, there were loans payable to two officers for $212,248 and $142,388, respectively. As of August 31, 2015, there were loans payable to two officers for $176,248 and $106,188, respectively.

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NOTE 15 – COMMITMENTS AND CONTINGENCIES

In September 2015, the Company began legal proceedings against certain former officers, owners and shareholders of Mobicash, in connection with the acquisition of Mobicash by the Company. It is the Company’s contention that the officers and owners of Mobicash misrepresented the state of the Mobicash assets and products, as well as participated in manipulative and inappropriate accounting procedures. The former management has claimed approximately $379,000 of compensation and other expenses that were not disclosed to the Company as of the date of acquisition. Accordingly, the Company has recorded these claims in the accompanying financial statements as a contingency pending resolution of the dispute. Following is a summary of the claims recorded as accrued liabilities by the Company in the consolidated balance sheet. It is not possible at this time to predict the timing or outcome of this dispute.

	November 30, 2015	August 31, 2015

Accounts payable and accrued liabilities	$110,463	$110,463
Accrued salaries and payroll taxes	233,163	233,163
Advances	35,509	35,509
Total	$379,135	$379,135

The Company also assumed a $5,000 note payable in connection with the acquisition of Mobicash, which the Company recorded as short-term notes payable. See Note 9.

NOTE 16 – SUBSEQUENT EVENTS

During December 2015, the Company issued an executive 750,000 shares of the Company’s common stock. The Company recorded stock-based compensation expense of $120,000 based on the grant date fair value of the common stock.

During December 2015, the Company entered into an agreement with a third party whereby the Company borrowed $100,000 in exchange for a $100,000 convertible note payable bearing interest at 12% due in September 2016. The note payable is convertible at the lower of 1) a rate of 43% of the lowest trading price during the 20 trading day period ending on the last complete trading day prior to the conversion; or 2) at a rate of 43% discount to the lowest trading price during the 20 days before the execution of this note. Also, if the Company issues common stock equivalents for a conversion price equal to or less than the conversion price in effect for this note, then the applicable conversion price for this note for each such issuance shall be reduced to the lower of the conversion price, or a 25% discount to the conversion price as defined in the agreement. The fair value of the conversion feature will be recognized as a derivative instrument at the issuance date and is measured at fair value at each reporting period.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

Expenses incurred or expected relating to this Prospectus and distribution are as follows:

SEC Filings	$250
Transfer Agent	1,000
Misc. Expenses	5,000
Legal and Accounting	28,750
Total Offering Expenses	$35,000

Item 14. Indemnification of directors and officers

Our articles of incorporation provide that no director or officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former directors and officers, or any person who may have served at our request as director or officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such officer or director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15. Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On or about August 4, 2011, we issued 7,122,030 common shares to our sole officer and director for total consideration of $7,122, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Effective May 8, 2014, the Board of Directors of the Company approved the issuance of 600,000 shares of Series A Preferred Stock to J. Christopher Mizer, and 300,000 shares of Series A Preferred Stock to Steve Scholl in exchange for J. Christopher Mizer’s cancellation of 6,764,887 shares, representing the ownership of approximately 92.2%, of the Company’s Common Stock. J. Christopher Mizer, will retain an ownership of 357,143 shares of common stock in the Company after this cancellation.

On June 6, 2014, the Company signed the share exchange agreement (“Agreement”) with Mobicash America, Inc. D/B/A Quidme, a company incorporated under the laws of the State of California (“Quidme” or “Mobicash America, Inc.”), and the shareholders of Quidme (the “Selling Stockholders”) pursuant to a share exchange agreement by and among the Company, Quidme and the Selling Stockholders. The Company will acquire 100% of the issued and outstanding securities of Quidme in exchange for the issuance of 43,000,000 shares of IFAN common stock, par value $0.001 per share. The Company will also fund $500,000 over the next six months, to support the continued development and commercialization of Quidme’s technology. As a result of the Agreement the Selling Stockholders will acquire up to 35% of the Company’s currently issued and outstanding shares of common stock. Upon completion of the Agreement, Quidme will become the wholly-owned subsidiary and the Company acquired the business and operations of Quidme. Further, on the Closing date of the Agreement, Christopher Menya shall also be appointed the Chief Technology Officer and as a Director of IFAN, as President of the Quidme operating Subsidiary and John C. De Puy will be appointed as a Director of Quidme. The Agreement is to be completed contingent on the successful financial audit of Mobicash America, Inc.

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On October 3, 2014, we received the audited financials of Mobicash, America, Inc., and we closed the share exchange by acquiring Mobicash America, Inc. and through an amended Share Exchange Agreement (the “Amended Agreement”) we issued the 61,858 shares of our Series A preferred stock to the shareholders of Mobicash America, Inc., d/b/a Quidme.

During the year ended August 31, 2015, the Company received $36,600 of cash proceeds pursuant to subscription agreements with third parties to purchase the common stock of the Company for $0.25 per share. During the year ended August 31, 2015, the Company has issued 128,200 shares of common stock pursuant to these subscription agreements. As of August 31, 2015, the Company has recorded a common stock payable of $4,550 as the Company has an obligation to issue the remaining 18,000 shares of common stock pursuant to the subscription agreements.

During the year ended August 31, 2015, the Company received $250,000 of cash proceeds pursuant to a subscription agreement with an investor to purchase common stock of the Company for $0.27 per share and an equal number of warrants. As of May 31, 2015, the Company has recorded a common stock payable of $250,000 related to its obligation to issue 925,926 shares of the Company’s common stock. See Warrants below.

During the year ended August 31, 2015, the Company issued 3,398,554 shares of common stock for services. The Company recorded stock-based compensation expense of $1,425,111 based on the grant date fair value of the common stock of the Company on the issuance dates.

During the year ended August 31, 2015, the Company issued 1,000,000 shares of the Company’s common stock valued at $164,521 to IPIN which were recorded as common stock payable at August 31, 2014. The 1,000,000 shares were issued in January 2015.

During the three months ended November 30, 2015, the Company issued 3,659,471 shares of common stock for services. The Company recorded stock-based compensation expense of $265,670 based on the grant date fair value of the common stock of the Company on the issuance dates.

All of the above offerings and sales were deemed to be exempt under rule 903 of Regulation S, Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, and transfer was restricted by IFAN Financial, Inc., in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the purchasers in the Regulation S offering were not US persons as defined in Regulation S. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

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Item 16. Exhibits

The following exhibits are included in this registration statement:

Exhibit Number	Description of Exhibit	Filing

3.01	Articles of Incorporation.	Filed with the SEC on December 27, 2011 as part of our Registration of Securities on Form S-1.

3.01(a)	Amended and Restated Articles of Incorporation.	Filed with the SEC on May 12, 2014 as part of our Current Report on Form 8-K.

3.02	Bylaws.	Filed with the SEC on December 27, 2011 as part of our Registration of Securities on Form S-1.

3.03	Certificate of Designation.	Filed with the SEC on May 12, 2014 as part of our Current Report on Form 8-K.

4.01	2015 Equity Compensation Plan.	Filed with the SEC on February 5, 2015 as part of our Form S-8 Registration.

4.02	Form of Registration Rights Agreement.	Filed with the SEC on June 2, 2015 as part of our Current Report on Form 8-K.

5.01	Opinion of the Law Office of Andrew Coldicutt.	Filed with the SEC on July 15, 2015 as part of our Registration of Securities on Form S-1.

10.01	License Agreement by and between the Company and IPIN Debit Network Inc., dated May 15, 2014.	Filed with the SEC on May 21, 2014, as part of our Current Report on Form 8-K.

10.02	Share Exchange Agreement by and between the Company and MobiCash America, Inc. D/B/A Quidme, dated June 6, 2014.	Filed with the SEC on July 21, 2014, as part of our Quarterly Report on Form 10-Q.

10.03	Amended Share Exchange Agreement by and between the Company and Mobicash America, Inc. D/B/A Quidme, dated October 3, 2014.	Filed with the SEC on October 6, 2014, as part of our Current Report on Form 8-K.

10.04	Form of Subscription Agreement.	Filed with the SEC on December 2, 2014, as part of our Current Report on Form 8-K.

10.05	Form of Warrant Agreement.	Filed with the SEC on December 2, 2014, as part of our Current Report on Form 8-K.

10.06	Form of Secured Promissory Note.	Filed with the SEC on June 2, 2015, as part of our Current Report on Form 8-K.

10.07	Form of Stock Pledge Agreement.	Filed with the SEC on June 2, 2015, as part of our Current Report on Form 8-K.

10.08	Form of Warrant Agreement.	Filed with the SEC on June 2, 2015, as part of our Current Report on Form 8-K.

10.09	Form of Equity Line of Credit.	Filed with the SEC on June 2, 2015, as part of our Current Report on Form 8-K...
16.01	Responsive Letter from Anton & Chia, LLP.	Filed with the SEC on October 15, 2014 as part of our Amended Current Report on Form 8-K/A.

16.02	Responsive Letter from Kyle L. Tingle.	Filed with the SEC on April 27, 2015, as part of our Amended Current Report on Form 8-K/A.

21.01	List of Subsidiaries	Filed with the SEC on October 6, 2014, as part of our Current Report on Form 8-K.

23.01	Auditor Consent	Filed Herewith.

23.02	Consent of the Law Office of Andrew Coldicutt (included in Exhibit 5.01)	Filed with the SEC on July 15, 2015 as part of our Registration of Securities on Form S-1.

23.03	Auditor Consent	Filed Herewith.

Item 17. Undertakings.

(A) Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in San Diego, California, on February 1, 2016.

IFAN FINANCIAL, INC.

By:	/s/ Mr. J. Christopher Mizer
Mr. J. Christopher Mizer
Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mr. J. Christopher Mizer	Chief Executive Officer	February 2, 2016
Mr. J. Christopher Mizer	Title	Date

/s/ Mr. Steve Scholl	Principal Financial Officer	February 2, 2016
Mr. Steve Scholl	Title	Date

/s/ Mr. Steve Scholl	Principal Accounting Officer	February 2, 2016
Mr. Steve Scholl	Title	Date

/s/ Mr. J. Christopher Mizer	Director	February 2, 2016
Mr. J. Christopher Mizer	Title	Date

/s/ Mr. Steve Scholl	Director	February 2, 2016
Mr. Steve Scholl	Title	Date

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